UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Lennox International Inc.

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2140 Lake Park Blvd.
Richardson, Texas 75080

April 15, 2008

Dear Stockholders:

It is my pleasure to invite you to the 2008 Annual Meeting of Stockholders of Lennox International Inc. The meeting will be held at 1:00 p.m., local time, on Thursday, May 15, 2008, at the University of Texas at Dallas School of Management, southeast corner of Drive A and University Parkway, Richardson, Texas 75083.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items of business that will be discussed and voted upon during the meeting. It is important that you vote your shares whether or not you plan to attend the meeting. To be sure your vote is counted, we urge you to carefully review the Proxy Statement and to vote as soon as possible. You have a choice of voting over the Internet, by telephone or by returning the enclosed Proxy Card by mail. You may also vote in person at the meeting. Please refer to the instructions in the enclosed materials. If you attend the meeting and wish to vote in person, the ballot you submit at the meeting will supersede your proxy.

I look forward to seeing you at the Annual Meeting of Stockholders. On behalf of management and our Board of Directors, I want to thank you for your continued support and confidence in 2008.

Sincerely,

Richard L. Thompson
Chairman of the Board

2140 Lake Park Blvd.
Richardson, Texas 75080

April 15, 2008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2008

To Our Stockholders:

Notice is hereby given that the 2008 Annual Meeting of Stockholders of Lennox International Inc. will be held on Thursday, May 15, 2008 at 1:00 p.m., local time, at the University of Texas at Dallas School of Management, southeast corner of Drive A and University Parkway, Richardson, Texas 75083 to:

•	elect three Class I directors to hold office for a three-year term expiring at the 2011 Annual Meeting of Stockholders;

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2008 fiscal year; and

•	transact any other business that may properly come before the Annual Meeting of Stockholders.

A Proxy Statement, Proxy Card and Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, accompany this Notice.

The Board of Directors has determined that our stockholders of record at the close of business on March 26, 2008 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

By Order of the Board of Directors,

William F. Stoll, Jr.
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2008:

This Proxy Statement and the accompanying Annual Report to Stockholders are available at
http://www.lennoxinternational.com/financials/financialreportproxy.htm

Your Vote Is Important

To be sure your shares are represented at the Annual Meeting of Stockholders, please vote (1) by calling the toll-free number (866) 540-5760 and following the prompts; (2) by Internet at http://www.proxyvoting.com/lii; or (3) by completing, dating, signing and returning your Proxy Card in the enclosed postage-paid envelope as soon as possible. You may vote in person at the Annual Meeting of Stockholders even if you send in your Proxy Card, vote by telephone or vote by Internet. The ballot you submit at the meeting will supersede any prior vote.

PROXY STATEMENT

GENERAL INFORMATION REGARDING THE 2008
ANNUAL MEETING OF STOCKHOLDERS

Meeting Date and Location

The 2008 Annual Meeting of Stockholders will be held on May 15, 2008 at 1:00 p.m., local time, at the University of Texas at Dallas School of Management, southeast corner of Drive A and University Parkway, Richardson, Texas 75083. We began mailing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy Card and Annual Report to Stockholders, which includes our Annual Report on Form 10-K, to our stockholders on or about April 15, 2008 for the purpose of soliciting proxies on behalf of our Board of Directors.

Matters to be Voted On

At the meeting, you will be asked to vote on two proposals:

•	Proposal 1: Election of three Class I directors to hold office for a three-year term expiring at the 2011 Annual Meeting of Stockholders.

•	Proposal 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2008 fiscal year.

Our Board of Directors recommends you vote “for” each of our Board nominees and “for” ratification of our independent registered public accounting firm for 2008.

Record Versus Beneficial Ownership of Shares

If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, we sent our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report to Stockholders directly to you.

If your shares are held in a stock brokerage account or by a bank, you are considered the “beneficial owner” of shares held in street name. In that case, our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report to Stockholders have been forwarded to you by your broker or bank, which is considered, with respect to those shares, the stockholder of record. Your broker or bank will also send you instructions on how to vote. If you have not heard from your broker or bank, please contact them as soon as possible.

Record Date and Number of Votes

The record date for the 2008 Annual Meeting of Stockholders is March 26, 2008. If you were a stockholder of record at the close of business on March 26, 2008, you may vote at the meeting. At the close of business on the record date, there were 58,860,687 shares of our common stock outstanding and entitled to vote and 777 stockholders of record. Each stockholder is entitled to one vote per share.

Quorum and Vote Required

A quorum is required to transact business at the meeting. To achieve a quorum at the meeting, stockholders holding a majority of our outstanding shares entitled to vote must be present either in person or represented by proxy. Shares held by us in treasury will not count towards a quorum. In the event a quorum is not present at the meeting, we expect the meeting will be adjourned or postponed to solicit additional proxies.

To be elected, nominees for director must receive a plurality of the votes cast. This means that the director nominees with the most votes are elected, regardless of whether any nominee received a majority of the votes. Ratification of our independent registered public accounting firm and any other matters submitted to you at the meeting will be decided by the affirmative vote of a majority of our common stock represented in person or by proxy at the meeting and entitled to vote.

Abstentions and Broker Non-Votes

If a broker or bank holds shares in street name and the beneficial owner does not provide the broker or bank with specific voting instructions, the broker or bank generally has discretion to vote on routine matters but does not have discretion to vote on non-routine matters. When a broker or bank does not vote on a proposal because it does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner, the missing votes are referred to as “broker non-votes.” We understand that pursuant to New York Stock Exchange rules, Proposals 1 and 2 will be considered routine proposals for which your broker or bank may exercise voting discretion even if it does not receive voting instructions from you.

Abstentions and broker non-votes, if applicable, will be included in determining whether a quorum is present, but will not be counted as votes “for” or “against” either Proposal 1 or Proposal 2.

Voting Procedures

To be sure your shares are represented at the 2008 Annual Meeting of Stockholders, please vote as soon as possible by using one of the following methods:

•	By Mail: You may complete, date, sign and return your Proxy Card in the enclosed postage-paid envelope. If you sign and return the accompanying Proxy Card and your proxy is not revoked, your shares will be voted in accordance with your voting instructions. If you sign and return your Proxy Card but do not give voting instructions, your shares will be voted as recommended by our Board of Directors.

•	By Telephone or Internet: The telephone and Internet voting procedures established by our company and administered by our transfer agent are available to our stockholders of record only. If you are a stockholder of record, you can vote by calling the toll-free number (866) 540-5760 and following the prompts or by Internet at http://www.proxyvoting.com/lii. You should have your Proxy Card in hand when you call or access the website. Telephone and Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 14, 2008.

If you are the beneficial owner of shares held in a stock brokerage account or by a bank, you will not be able to vote by calling the phone number or accessing the Internet address provided above. The availability of telephone and Internet voting for beneficial owners will depend on the voting procedures of your broker or bank. These procedures differ from the procedures provided by our transfer agent for stockholders of record. Therefore, you should check the information forwarded to you by your broker or bank to find out which voting options are available to you.

If you vote by telephone or Internet and your proxy is not revoked, your shares will be voted in accordance with your voting instructions and you do not need to return your Proxy Card.

•	In Person at the Annual Meeting of Stockholders: You may vote in person at the meeting even if you send in your Proxy Card, vote by telephone or vote by Internet. The ballot you submit at the meeting will supersede any prior vote. If you attend the Annual Meeting of Stockholders in person and want to vote shares you beneficially hold in street name, you must bring a written proxy from your broker or bank that identifies you as the sole representative entitled to vote the shares indicated.

A representative of our transfer agent will tabulate the votes and act as inspector of election at the meeting.

Changing Your Vote

You can change your vote on a proposal at any time before the meeting for any reason by revoking your proxy. Proxies may be revoked by filing a written notice of revocation, bearing a later date than your proxy, with our Corporate Secretary at or before the meeting. Proxies may also be revoked by:

•	submitting a new written proxy bearing a later date than the Proxy Card you previously submitted prior to or at the Annual Meeting of Stockholders;

•	voting again by telephone or Internet before 11:59 p.m., Eastern Time, on May 14, 2008; or

•	attending the Annual Meeting of Stockholders and voting in person; however, attendance at the meeting will not in and of itself constitute a revocation of your proxy.

In each case, the later submitted vote will be recorded and the earlier vote revoked. Any written notice of a revocation of a proxy should be sent to Lennox International Inc., 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Corporate Secretary. To be effective, the revocation must be received by our Corporate Secretary before the taking of the vote at the Annual Meeting of Stockholders.

Other Business; Adjournments

We are not aware of any other business to be acted upon at the 2008 Annual Meeting of Stockholders. However, if you have voted by proxy and other matters are properly presented at the Annual Meeting for consideration, the persons named in the accompanying Proxy Card will have discretion to act on those matters according to their best judgment. In the absence of a quorum, stockholders representing a majority of the votes present in person or by proxy at the meeting may adjourn the meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors is currently composed of 13 members, with two vacancies. In accordance with our Bylaws, the Board is divided into three classes, with each class serving a three-year term.

Upon the recommendation of the Board Governance Committee, the Board has nominated three Class I directors for re-election to our Board of Directors to hold office for a three-year term expiring at the 2011 Annual Meeting of Stockholders. Thomas W. Booth, a Class I director, has determined not to run for re-election but will continue to serve as Vice President of Operations Services for Service Experts Inc., one of our subsidiaries. We would like to acknowledge with gratitude his dedicated service to our Board. All Class II and Class III directors will continue in office, in accordance with their previous election, until the expiration of the terms of their classes at the 2009 or 2010 Annual Meeting of Stockholders.

If you do not wish your shares to be voted for any particular nominee, you may withhold your vote for that particular nominee. If any nominee for Class I director becomes unavailable, the persons named in the accompanying Proxy Card may vote for any alternate designated by the incumbent Board of Directors, upon the recommendation of the Board Governance Committee, or the number of directors constituting the Board may be reduced.

Following the Annual Meeting, there will be three vacancies on our Board of Directors. Our Board of Directors continues to evaluate the optimal size of the Board and, if it determines it is in our company’s best interest, will fill these vacancies in accordance with our Bylaws and our Corporate Governance Guidelines. Despite the current vacancies on the Board, you may not vote for a greater number of directors than the number nominated.

Biographical information for each nominee for Class I director and for each current director in the classes continuing in office is provided below.

The Board has nominated the following individuals for re-election as Class I directors for a three-year term expiring at the 2011 Annual Meeting of Stockholders:

James J. Byrne, 72, has served as a director of our company since 1990. Since January 2007, he has been an Executive Professor in Residence at the Duquesne University Graduate School of Business. In addition, he is Chairman of Byrne Technology Partners, Ltd., a firm that provides interim management at the CEO and senior executive levels to focus on turnaround, valuation improvement and exit strategies, since 1995. He has also assisted his clients by assuming executive responsibility with their investments and, in that regard, served as Chairman and Chief Executive Officer of OpenConnect Systems Incorporated, a developer of computer software products, from 1999 to 2001. Mr. Byrne served as the Chief Executive Officer of the Entrepreneurs Foundation of North Texas from 2004 to 2007 and currently serves on its Board. Prior to his current roles, he held a number of positions in the technology industry, including President of Harris Adacom Corporation; Senior Vice President of United Technologies Corporation’s Semiconductor Operation; and President of North America for Mohawk Data Sciences. Mr. Byrne began his career in technology with General Electric Company. He currently serves as a director of Healthaxis Inc., a claims processing outsourcing company for the health care benefits industry, and is a Fellow and Director of the Legacy Center for Public Policy.

John W. Norris, III, 50, has served as a director of our company since 2001. Mr. Norris currently serves as the Chairman of the Environmental Funders Network. From 2000 to 2005, he served as the Associate Director of Philanthropy for the Maine Chapter of The Nature Conservancy. Mr. Norris was Co-Founder and President of Borealis, Inc., an outdoor products manufacturer, from 1988 to 2000 and served as an economic development Peace Corps Volunteer in Jamaica, West Indies from 1985 to 1987. Before joining the Peace Corps, Mr. Norris completed a graduate school internship at Lennox Industries Inc., one of our subsidiaries, in 1983. He currently serves on the Board of the Maine Philanthropy Center, Common Good Ventures and the Cape Elizabeth Education Foundation. Previously, Mr. Norris served on the Board of Advisors for Businesses for the Northern Forest Center and on the Board of Trustees for Global Quest and the Center for Cultural Exchange.

Paul W. Schmidt, 63, has served as a director of our company since 2005. In early 2007, Mr. Schmidt retired from his position as Corporate Controller of General Motors Corporation, a position he held since 2002. He began his career in 1969 as an analyst with the Chevrolet Motor Division of General Motors and subsequently served in a wide variety of senior leadership roles for General Motors, including financial, product and factory management, business planning, investor relations and international operations. Mr. Schmidt also served as Director of Capital, Performance and Overseas Analysis in General Motors’ New York Treasurer’s Office.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE ABOVE NOMINEES.

The following Class II directors’ terms will continue until the 2009 Annual Meeting of Stockholders:

Linda G. Alvarado, 56, has served as a director of our company since 1987. She has served as President and Chief Executive Officer of Alvarado Construction, Inc., a commercial development and general contracting firm specializing in commercial, government and industrial construction, since 1976. She currently serves on the Board of Directors of Qwest Communications International Inc., a telecommunications company; Pepsi Bottling Group, Inc., a soft drink and beverage company; 3M Company, a diversified technology company; and Pitney Bowes Inc., an office equipment and services company. Ms. Alvarado is also a partner in the Colorado Rockies Baseball Club.

Steven R. Booth, 48, has served as a director of our company since 2002. He became the President and CEO of Polytech Molding Inc., a plastic injection molding company serving the industrial, health care and automotive markets, in 2001. From 1994 to 2001, Mr. Booth was employed by Process Science Inc., a designer and manufacturer of equipment and products using hydrostatic extrusion technology.

John E. Major, 62, has served as a director of our company since 1993. Mr. Major is President of MTSG, a company that provides consulting, management and governance services, which he formed in 2003. From 2003 to 2006, he served as Chief Executive Officer of Apacheta Corporation, a mobile wireless software company whose products are used to manage inventory and deliveries. From 2000 to 2003, he served as Chairman and Chief Executive Officer of Novatel Wireless, Inc., a leading provider of wireless Internet solutions. Prior to joining Novatel Wireless, Mr. Major served as President and CEO of Wireless Knowledge, Inc., a joint venture between Microsoft Corporation and QUALCOMM Inc., from 1998 through 1999. From 1997 to 1998, he served as Executive Vice President of QUALCOMM and President of its Wireless Infrastructure Division. Prior to joining QUALCOMM, Mr. Major served as Senior Vice President and Chief Technology Officer at Motorola, Inc., a manufacturer of telecommunications equipment, and Senior Vice President and General Manager for Motorola’s Worldwide Systems Group of the Land Mobile Products Sector. Mr. Major currently serves on the Board of Directors of Littelfuse, Inc., a manufacturer of fuses; Broadcom Corporation, a semiconductor manufacturing company; ORBCOMM Inc., a satellite communications service provider; and the Rancho Santa Fe Foundation.

Jeffrey D. Storey, M.D., 42, has served as a director of our company since 2006. He is a founding partner and President of Cheyenne Women’s Clinic in Cheyenne, Wyoming, a position he has held since 2004. From 1999 to 2004, Dr. Storey was a physician and partner at Cheyenne Obstetrics and Gynecology. Dr. Storey graduated from Dartmouth Medical School in 1993 and has been a practicing obstetrician/gynecologist since 1997. He is also a Lieutenant Colonel and the state air surgeon for the Wyoming Air National Guard and a veteran of Operation Enduring Freedom. Dr. Storey is a fellow in the American College of Obstetricians and Gynecologists and serves as an Adjunct Clinical Faculty Member for the University of Wyoming, Department of Family Practice.

The following Class III directors’ terms will continue until the 2010 Annual Meeting of Stockholders:

Todd M. Bluedorn, 45, was appointed Chief Executive Officer and elected to our Board of Directors effective April 2, 2007. Mr. Bluedorn previously served as President, Americas - Otis Elevator Company since 2004. After beginning his career with McKinsey & Company in 1992, he accepted a position with United Technologies Corporation in 1995 as Director, Strategic Planning. He was appointed Vice President, North American Truck and Trailer — Carrier Corporation in 1996, and became Vice President, Southeast Asia Region for Carrier Corporation in 1998. In 2000, Mr. Bluedorn was named President, Hamilton Sundstrand Industrial and became President, North America — Commercial Heating, Ventilation and Air Conditioning for Carrier Corporation in 2001.

Janet K. Cooper, 54, has served as a director of our company since 1999. In 2002, Ms. Cooper was named Senior Vice President and Treasurer of Qwest Communications International Inc. From 2001 to 2002, she served as Chief Financial Officer and Senior Vice President of McDATA Corporation, a global leader in open storage networking solutions. From 2000 to 2001, she served as Senior Vice President, Finance of Qwest. From 1998 to 2000, she served in various senior level finance positions at US West Inc., a regional Bell operating company, including Vice President, Finance and Controller and Vice President and Treasurer. From 1978 to 1998, Ms. Cooper served in various capacities with the Quaker Oats Company, including Vice President, Treasurer and Tax from 1997 to 1998 and Vice President, Treasurer from 1992 to 1997. Ms. Cooper serves on the Board of Directors of The TORO Company, a manufacturer of equipment for lawn and turf care maintenance, and Qwest Asset Management Co., a registered investment company.

C. L. (Jerry) Henry, 66, has served as a director of our company since 2000. Prior to his retirement, Mr. Henry served as Chairman, President and Chief Executive Officer of Johns Manville Corporation, a leading manufacturer of insulation and building products, from 1996 to 2004. Mr. Henry served as Executive Vice President and Chief Financial Officer for E.I. du Pont de Nemours and Company, a global science and technology company, from 1993 to 1996. Mr. Henry currently serves as a director of Georgia Gulf Corp., a leading manufacturer and worldwide marketer of several integrated lines of commodity chemicals and polymers.

Terry D. Stinson, 66, has served as a director of our company since 1998. Mr. Stinson currently serves as Group Vice President of AAR Corp., an international, publicly traded aerospace manufacturing and services firm. In addition, Mr. Stinson has served as Chief Executive Officer of his own consulting practice, Stinson Consulting, LLC, engaged in strategic alliances and marketing for the aerospace industry, since 2001. From 2002 to 2005, Mr. Stinson served as Chief Executive Officer of Xelus, Inc., a collaborative enterprise service management solution company. From 1998 to 2001, Mr. Stinson was Chairman and Chief Executive Officer of Bell Helicopter Textron Inc., the world’s leading manufacturer of vertical lift aircraft, and served as President from 1996 to 1998. From 1991 to 1996, Mr. Stinson served as Group Vice President and Segment President of Textron Aerospace Systems and Components for Textron Inc. Prior to that position, he was President of the Hamilton Standard Division of United Technologies Corporation since 1986. Mr. Stinson currently serves on the Board of Directors of Triumph Group, Inc., a global leader in supplying and overhauling aerospace and industrial gas turbine systems and components.

Richard L. Thompson, 68, has served as a director of our company since 1993. He served as Vice Chairman of the Board from 2005 to 2006 and was appointed Chairman of the Board in July 2006. Mr. Thompson served as Group President and Member of the Executive Office of Caterpillar Inc., a manufacturer of construction and mining equipment, from 1995 until his retirement in 2004. He joined Caterpillar in 1983 as Vice President, Customer Services. In 1989, he was appointed President of Solar Turbines Inc., a wholly-owned subsidiary of Caterpillar and manufacturer of gas turbines. From 1990 to 1995, he served as Vice President of Caterpillar, with responsibility for its worldwide engine business. Previously, he held the positions of Vice President of Marketing and Vice President and General Manager, Components Operations of RTE Corporation, a manufacturer of electrical distribution products. Mr. Thompson serves as a director of Gardner Denver, Inc., a manufacturer of air compressors, blowers and petroleum pumps, and of NiSource Inc., a natural gas and electric utility. In addition, he is a former Director of the National Association of Manufacturers, the nation’s largest industrial trade association.

The following family relationships exist among certain members of our Board of Directors:

•	Steven R. Booth and Thomas W. Booth are brothers; and

•	John W. Norris, III, Steven R. Booth, Thomas W. Booth and Jeffrey D. Storey, M.D. are great-grandchildren of D.W. Norris, one of our original owners.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP to continue as our independent registered public accounting firm for the 2008 fiscal year. We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm. If our stockholders do not ratify the appointment, the Audit Committee will consider whether it should select a different firm, however, it is not required to do so. On the other hand, even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

A representative of KPMG LLP will be present at the 2008 Annual Meeting of Stockholders and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement at the meeting if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2008 FISCAL YEAR.

Independent Registered Public Accountants

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to date for professional services rendered by KPMG LLP for each of the last two fiscal years (in thousands).

	2007	2006

Audit Fees(1)	$3,505	$6,048
Audit-Related Fees(2)	63	400
Tax Fees(3)	203	373
All Other Fees(4)	0	0

TOTAL	$3,771	$6,821

(1)	Represents fees billed for the audit of our annual financial statements included in our Annual Reports on Form 10-K and review of financial statements included in our Quarterly Reports on Form 10-Q; the audit of our internal control over financial reporting; and for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. The 2006 audit fees differ from the amounts shown in our 2007 Proxy Statement due to the finalization of billings during 2007.

(2)	Represents fees billed for assurance and related services reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting. Such services consisted primarily of audits of our employee benefit plans.

(3)	Represents fees billed for tax compliance, including review of tax returns, tax advice and tax planning.

(4)	We generally do not engage KPMG LLP for “other” services.

Audit Committee Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit services provided by our independent registered public accountants. In addition, all non-audit services provided by KPMG LLP are pre-approved in accordance with our policy entitled “Use of External Audit Firm for Non-Attest Services.” The policy identifies services that are specifically prohibited by Securities and Exchange Commission rules and states that these services may not be performed by our independent registered public accountants. For permissible non-audit services, the Audit Committee has delegated pre-approval authority to the Audit Committee Chairperson. In addition, the Audit Committee has approved annual maximum amounts for tax advisory and tax return services. No engagements are commenced until the Audit Committee Chairperson’s approval has been received. All approved services are reported to the full Audit Committee at each quarterly meeting.

In accordance with the foregoing, all services provided by KPMG LLP in 2007 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

Audit Committee Charter.  The Audit Committee of Lennox International Inc. acts pursuant to its written charter adopted by the Board of Directors. The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the company’s financial reporting process, the system of internal control, the audit process and the company’s process for monitoring compliance with laws and regulations and corporate policies. The Audit Committee maintains effective working relationships with the Board of Directors, management, the company’s internal auditors and the company’s independent registered public accounting firm (“Independent Accountants”). As set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange. The Independent Accountants are responsible for auditing the company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

Auditor Independence.  The Audit Committee has reviewed and discussed the quarterly and audited financial statements, including the quality of accounting principles, with management and the Independent Accountants. The Audit Committee has also discussed with the Independent Accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Finally, the Audit Committee has received the written disclosures and the letter from the Independent Accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the Independent Accountants the Independent Accountants’ independence and considered whether the provision of non-audit services by the Independent Accountants to the company is compatible with maintaining the accountants’ independence.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the Independent Accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the company’s financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the company’s Independent Accountants are in fact “independent.”

Audit Committee Recommendation.  Based upon the reviews and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Submitted by the Audit Committee of the Board of Directors:

Paul W. Schmidt (Chairperson)	Janet K. Cooper
C. L. (Jerry) Henry	John E. Major

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines require a majority of our directors to be “independent.” Pursuant to New York Stock Exchange rules, our Board of Directors has adopted a formal definition of “independent” for the purpose of determining whether a particular director or nominee meets the independence standards of our company and the New York Stock Exchange. In accordance with this definition, a director must be determined to have no material relationship with our company other than as a director and must not receive any material benefit or suffer any material detriment as a member of our Board that is not shared with or suffered by other stockholders of our company so as to possibly influence any decisions of the director. The definition further requires that the director meet the independence tests promulgated by the New York Stock Exchange. The full text of our definition of an independent director can be found on our website at

http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Definition of Independent Director.”

Applying these standards and the independence standards of the New York Stock Exchange, the Board has determined that a majority of our Board of Directors is independent (see table below). We believe we are in compliance with the corporate governance requirements of the New York Stock Exchange, the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002.

Board of Directors and Board Committees

The Board of Directors met seven times in 2007. All directors attended in excess of 75% of the total number of meetings of the Board and committees of the Board on which they served. While the Board of Directors does not currently have a policy with regard to attendance of Board members at the Annual Meeting of Stockholders, 12 of our 13 directors attended our 2007 Annual Meeting of Stockholders.

The standing committees of the Board are as follows: Audit, Board Governance, Compensation and Human Resources, Technology and Acquisition, Pension and Risk Management and Public Policy. The Board has adopted charters for each of these committees which are available on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Committee Charters.” Stockholders may also receive a free copy of these documents by sending a written request to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations, or calling (972) 497-5000.

The following table provides current membership information for each of the Board committees and indicates which directors our Board has determined are independent.

				Compensation	Technology	Pension and
			Board	and Human	and	Risk	Public
Name	Independent	Audit	Governance	Resources	Acquisition	Management	Policy

Richard L. Thompson	X	—	—	—	—	—	—
Todd M. Bluedorn	—	—	—	—	—	—	—
Linda G. Alvarado	X	—	—	X	—	—	X
Steven R. Booth	X	—	—	—	X	—	X
Thomas W. Booth	—	—	—	—	X	X	—
James J. Byrne	X	—	—	X*	X	—	X
Janet K. Cooper	X	X	—	—	—	X*	—
C.L. (Jerry) Henry	X	X	X	—	—	—	—
John E. Major	X	X	—	X	X*	—	—
John W. Norris, III	X	—	X	—	—	X	X*
Paul W. Schmidt	X	X*	X	—	—	X	—
Terry D. Stinson	X	—	X*	X	X	—	—
Jeffrey D. Storey, M.D.	X	—	—	X	—	X	X

*	Committee Chairperson

Audit Committee

The Audit Committee met 16 times in 2007. The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the integrity of our financial statements and related systems of internal control, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance and the performance of our internal audit function. The Audit Committee also has the direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accountants. Each Audit Committee member is independent as independence for audit committee members is defined by the New York Stock Exchange and satisfies the New York Stock Exchange’s financial literacy requirements. The Board of Directors has determined that Mr. Schmidt, Chairperson of the Audit Committee, is an audit committee financial expert as defined by the Securities and Exchange Commission.

Board Governance Committee

The Board Governance Committee met four times in 2007. The Board Governance Committee assists the Board by identifying individuals qualified to become Board members, developing qualification criteria for Board membership, making recommendations to the Board regarding the appropriate size of the Board and appointment of members to the Board’s committees, developing and recommending to the Board the Corporate Governance Guidelines and codes of conduct applicable to our company and overseeing the evaluation of our Board of Directors. Each member of the Board Governance Committee is independent as independence for nominating committee members is defined by the New York Stock Exchange.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee met six times in 2007. The Compensation and Human Resources Committee assists the Board in the discharge of its responsibilities relating to our compensation and benefits programs, oversight of our short- and long-term incentive plans, compensation of our non-employee directors, executive officers and other key employees and the development of executive succession and development plans. Each member of the Compensation and Human Resources Committee is independent as independence for compensation committee members is defined by the New York Stock Exchange.

The Compensation and Human Resources Committee approves all aspects of our executive compensation program and is responsible for reviewing the design of the compensation program maintained for the non-employee members of our Board of Directors. In accordance with its charter, the Compensation and Human Resources Committee reports to the full Board of Directors on a regular basis and seeks Board approval for actions relating to Board compensation. The committee forms and delegates authority to subcommittees when appropriate. Our Chief Executive Officer makes recommendations to the Compensation and Human Resources Committee with respect to various elements of executive compensation. Pursuant to its charter, the Compensation and Human Resources Committee is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors and to retain third-party compensation consultants. To that end, since 2005, the committee has engaged Mercer Human Resource Consulting, Inc. as its executive compensation consultant to provide objective analysis, advice and recommendations regarding the compensation of our executives and non-employee directors. See “Executive Compensation — Compensation Discussion and Analysis” for further information regarding executive compensation decisions and the scope of services provided by Mercer.

Technology and Acquisition Committee

The Technology and Acquisition Committee met six times in 2007. The Technology and Acquisition Committee is responsible for evaluating and making recommendations to the Board of Directors relating to our technology strategies and potential acquisitions, divestitures and joint ventures.

Pension and Risk Management Committee

The Pension and Risk Management Committee met two times in 2007. The Pension and Risk Management Committee is responsible for overseeing the administration of our funded defined benefit and defined contribution plans, assessing and managing areas of risk to our company, overseeing matters relating to our insurance coverage and reviewing significant legal liability matters, environmental issues and other matters relating to safety and risk management.

Public Policy Committee

The Public Policy Committee met once in 2007. The Public Policy Committee is responsible for developing education programs for new and continuing members of our Board and overseeing our position on corporate social responsibilities and public issues of significance that affect our stockholders.

Director Nomination Process and Nominee Criteria

The Board of Directors is responsible for approving candidates for Board membership. The Board has delegated the screening and recruitment process to the Board Governance Committee. In this capacity, the Board Governance Committee develops and periodically reviews the qualification criteria for Board membership, identifies new director candidates and makes recommendations to the Board regarding the appropriate size of the Board and appointment of members to the Board’s committees. The Board Governance Committee typically retains a third-party search firm to assist in identifying and evaluating potential new director candidates. Qualifications required of individuals for consideration for Board membership will vary according to the particular areas of expertise being sought as a compliment to the existing Board composition at the time of any vacancy. According to our qualification guidelines, criteria to be considered for Board membership include:

•	Personal Characteristics: leadership, integrity, interpersonal skills and effectiveness, accountability and high performance standards;

•	Business Attributes: high levels of leadership experience in business, substantial knowledge of issues faced by publicly traded companies, experience in positions demonstrating expertise, including on other boards of directors, financial acumen, industry and company knowledge, diversity of viewpoints, experience in international markets and strategic planning;

•	Independence: based on the standards of independence adopted by our Board of Directors, the New York Stock Exchange and the Securities and Exchange Commission;

•	Professional Responsibilities: willingness to commit the time required to fully discharge his or her responsibilities, commitment to attend meetings, ability and willingness to represent the stockholders’ long- and short-term interests, awareness of our responsibilities to our customers, employees, suppliers, regulatory bodies and the communities in which we operate and willingness to advance his or her opinions while supporting the majority Board decision, assuming questions of ethics or propriety are not involved;

•	Governance Responsibility: ability to understand and distinguish between the roles of governance and management; and

•	Availability and Commitment: based on the number of commitments to other entities existing or contemplated by the candidate.

The full text of our qualification guidelines can be found on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Board of Directors — Board of Director Qualification Guidelines.”

When a vacancy occurs on the Board, the Board Governance Committee recommends to the Board a nominee to fill the vacancy. The Board Governance Committee also evaluates and recommends to the Board nominees for election to our Board of Directors at our Annual Meeting of Stockholders.

Stockholder Nominations for Director

The Board Governance Committee considers nominees for election to the Board of Directors recommended by stockholders. A stockholder wishing to nominate a candidate for election to the Board at a meeting of the stockholders is required to give written notice to our Corporate Secretary of his or her intention to make a nomination. We must receive the notice of nomination at least 60 days but no more than 90 days prior to the Annual Meeting of Stockholders, or if we give less than 70 days’ notice of the Annual Meeting of Stockholders date, the notice of nomination must be received within 10 days following the date on which notice of the date of the Annual Meeting of Stockholders was mailed or such public disclosure was made to our stockholders. In the case of a special meeting of stockholders for the election of directors, we must receive the notice of nomination within 10 days following the date on which notice of such meeting is first given to stockholders. Pursuant to our Bylaws, the notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination, including information sufficient to allow the Board Governance Committee to determine if the candidate meets our qualification criteria for Board membership. The Board Governance Committee may require that the proposed nominee furnish additional information in order to determine that person’s eligibility to serve as a director. A nomination that does not comply with the above procedure will be disregarded. Stockholder nominees whose nominations comply with the foregoing procedure and who meet the criteria described above under the heading “Director Nomination Process and Nominee Criteria” and in our Corporate Governance Guidelines will be evaluated by the Board Governance Committee in the same manner as the Board Governance Committee’s nominees.

Stockholder Communications with Directors

Stockholders may send written communications to the Board by:

•	sending an email to the Board at directors@lennoxintl.com; or

•	mailing a written communication to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Board of Directors, c/o Investor Relations.

Communications addressed to the Board will be received by our Investor Relations department and reviewed by the Corporate Secretary. The Corporate Secretary will:

•	refer substantiated allegations of improper accounting, internal controls or auditing matters affecting our company to the Audit Committee Chairperson;

•	refer substantiated allegations of other improper conduct affecting our company to the Chairman of the Board;

•	advise the Board at its regularly scheduled meetings of material stockholder communications; and

•	refer questions concerning our products, services and human resources issues to the appropriate department for a response.

Interested parties may communicate with non-management directors of the Board by sending written communications to the addresses listed above to the attention of the Chairman of the Board.

Other Corporate Governance Policies

Code of Conduct and Code of Ethical Conduct

We have adopted a Code of Conduct that applies to all our directors, executive officers and employees. We have also adopted a Code of Ethical Conduct applicable to our senior financial and principal executive officers. Amendments to and waivers, if any, from our Codes of Conduct and Ethical Conduct will be disclosed on our website. Our Codes of Conduct and Ethical Conduct are available on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Code of Conduct and — Code of Conduct for Senior Financial Officers.” Stockholders may also receive a free copy of these documents by sending a written request to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations, or calling (972) 497-5000.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that are available on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Corporate Governance Guidelines.” Stockholders may request a free copy of our Corporate Governance Guidelines from our Investor Relations department at the address and phone number set forth above under “Code of Conduct and Code of Ethical Conduct.”

Executive Session Meetings

In accordance with our Corporate Governance Guidelines, the independent members of our Board of Directors, all of whom are non-management directors, meet regularly in executive session without the presence of management. The Chairman of the Board chairs the executive session meetings of our independent directors.

Authority to Retain Independent Advisors

Our Board of Directors and each of the Audit, Compensation and Human Resources and Board Governance Committees has the authority to retain independent advisors and consultants, with all fees and expenses paid by our company.

Whistleblower Procedures

The Audit Committee has established procedures for the handling of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by our employees of concerns regarding such matters.

Disclosure Committee

We have established a Disclosure Committee composed of members of management to assist us in fulfilling our obligations to maintain disclosure controls and procedures and to coordinate and oversee the process of preparing the reports we file or submit to the Securities and Exchange Commission under the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

Overview of Executive Compensation Program

Our executive compensation program is administered by the Compensation and Human Resources Committee of the Board of Directors (the “Committee”). The Committee reviews, approves and modifies, as appropriate, our executive compensation and benefits philosophies, objectives and programs to ensure market-competitive, fair and consistent administration of such programs for our executive officers and other key employees. The specific duties of the Committee are set forth in its charter, which can be found on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Committee Charters.”

The persons who served as our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) during 2007 and the other individuals named in the Summary Compensation Table are referred to as the named executive officers (“NEOs”) throughout this Proxy Statement, and include the following individuals:

•	Todd M. Bluedorn — Chief Executive Officer

•	Susan K. Carter — Executive Vice President and Chief Financial Officer

•	Scott J. Boxer — Executive Vice President and President and Chief Operating Officer, Service Experts

•	William F. Stoll, Jr. — Executive Vice President, Chief Legal Officer and Corporate Secretary

•	Linda A. Goodspeed — Former Executive Vice President, Information Technology & Business Development

•	Robert E. Schjerven — Former Chief Executive Officer

•	Harry J. Ashenhurst, Ph.D. — Former Executive Vice President and Chief Administrative Officer

When discussing general information relating to the compensation of our NEOs, such discussion does not include Mr. Schjerven or Dr. Ashenhurst. The compensation received by (1) Mr. Schjerven during 2007 and upon his retirement, and (2) Dr. Ashenhurst during 2007 and pursuant to a negotiated settlement with respect to our obligations under his employment agreement, as amended in March 2006, is included in the tables that follow this CD&A.

2007 — A Year of Transition

A number of significant non-recurring events relating to our NEOs occurred during 2007:

•	Our new CEO, Todd M. Bluedorn, was hired on April 2, 2007.

•	Our former CEO, Robert E. Schjerven, retired effective as of June 30, 2007.

•	Our former Executive Vice President and Chief Administrative Officer, Harry J. Ashenhurst, Ph.D., ceased employment with our company effective as of September 30, 2007.

•	We determined not to renew Linda A. Goodspeed’s employment agreement. As a result, Ms. Goodspeed, who served as Executive Vice President, Information Technology & Business Development, ceased employment with our company effective as of the close of business on December 31, 2007.

In addition, during 2007, the Committee modified several executive compensation policies and programs to further focus executive compensation on company-specific and individual performance and drive the achievement of our short-term and long-term company objectives. Specifically, the Committee:

•	revised the grant methodology for long-term incentives from a fixed delivered value per executive grade level to a differentiated approach based on individual performance;

•	redesigned our performance share program to add an additional performance metric (company net income growth) effective January 1, 2008;

•	simplified our perquisite program to replace most company-sponsored perquisites with a lump-sum cash stipend effective January 1, 2008;

•	limited participation in the broad-based short-term incentive program to exclude executives effective January 1, 2008; and

•	redesigned our management short-term incentive program to supplement company performance measures with an individual performance measure, which will comprise, at target, 15% of an individual’s payout effective January 1, 2008.

The remainder of our CD&A is intended to provide perspective on the data included in the compensation tables and narrative information that accompanies them.

Oversight of Executive Compensation Program and Role of Executive Officers in Compensation Decisions

The Committee approves all aspects of our executive compensation program and reports to the full Board of Directors on a regular basis. The Committee coordinates with its external executive compensation consultant and management to obtain marketplace data and program recommendations to assist in making executive compensation decisions. As discussed throughout this CD&A, our CEO makes recommendations to the Committee with respect to various elements of executive compensation of the senior executives, including the other NEOs. The CEO is not involved in deliberations or determinations regarding his own compensation. The Chairman of the Board of Directors, the CEO, the CFO, the Chief Human Resources Officer and the Chief Legal Officer frequently attend Committee meetings, and the Committee meets in executive session as needed.

Executive Compensation Philosophy and Key Objectives

We believe our ability to execute our business strategy and achieve desired results is dependent on our executives demonstrating the behaviors needed to achieve our goals. To that end, we maintain a pay-for-performance compensation philosophy. Where financial results exceed expected performance, monetary rewards will reflect this performance. Where financial results are below expected performance, pay levels will reflect the below-target performance results. During 2007, individual performance was not measured in our annual short-term incentive programs; rather, we focused these annual programs solely on objective company performance results. However, individual performance, measured by achievement of individual performance objectives, such as contribution toward company performance results and growth, execution of business strategies or implementation of strategic priorities, was considered for base salary administration, promotional opportunities and long-term incentive awards.

The strategic objectives of our executive compensation program include:

•	attracting and retaining top executive talent to support organizational growth and expansion;

•	aligning executive reward programs with the achievement of short-term and long-term company goals; and

•	maintaining competitive total executive compensation opportunities by keeping each element of executive compensation market-competitive.

For 2007, the Committee administered base salary for our NEOs with the 50th percentile of the marketplace as the guideline in order to attract and retain key executive talent. The Committee administered short-term incentive opportunities and long-term incentive delivered value with the 65th percentile of the marketplace as the guideline and included appropriate stretch performance goals, allowing us to maintain a strong pay-for-performance link and attract and retain leadership talent. While the Committee has not established a formal policy for allocating between cash (base salary and short-term incentives) and non-cash (long-term incentives) compensation, the Committee has historically granted a majority of total compensation to our NEOs in the form of long-term incentive awards, as was the case in 2007. The graphs below illustrate the 2007 targeted mix of compensation for the CEO and the average target compensation mix for the other NEOs.

Making Executive Compensation Decisions

Generally

When determining executive compensation policies and programs and making decisions regarding compensation design and administration, the Committee, with input from its executive compensation consultant and management, considers competitive marketplace practices, our business objectives and performance, stockholder interests, legislative and government requirements and other relevant factors. While the Committee reviews the total compensation paid to our NEOs in previous years, it does not consider the value realized from prior equity awards or the NEO’s current stock holdings when making executive compensation decisions. Rather, to promote our strategic objectives of retaining and rewarding top executive talent, the Committee believes it is important to keep each element of executive compensation market-competitive on a year-by-year basis. Since 2005, the Committee has engaged Mercer Human Resource Consulting, Inc. (“Mercer”), an internationally recognized human resources consulting firm, as its executive compensation consultant to provide objective analysis, advice and recommendations in connection with the Committee’s decision making process. Mercer reports to the Committee and, at the Committee’s request, performed the following services in 2007:

•	performed an analysis of CEO new hire compensation;

•	conducted an executive compensation educational session for our Board of Directors;

•	reviewed our company’s executive compensation philosophy;

•	recommended a new compensation peer group;

•	benchmarked various elements of executive compensation levels and program design;

•	reviewed and opined on proposed changes to executive compensation programs; and

•	benchmarked Board of Directors’ compensation.

The Committee, along with Mercer, evaluates our executive compensation program annually, typically at its September meeting, by reviewing either an in-depth study of each compensation element prepared by

Mercer or Mercer’s analysis regarding general executive compensation trends. The Committee uses the information provided by Mercer to determine the appropriate level and mix of each compensation element and then, each year at its regularly scheduled December meeting, grants long-term incentive awards to our NEOs and determines the NEOs’ base salaries and certain elements of the short-term incentive programs for the following year. When making executive compensation decisions regarding the CEO’s direct reports, the Committee also considers input and recommendations provided by the CEO.

At the Committee’s request, in September 2006, Mercer reported to the Committee on general trends in executive compensation as part of the process for setting 2007 base salaries and short-term incentive target opportunities. Then, in 2007, Mercer performed a detailed review of executive compensation program design elements, including a detailed analysis of new hire CEO compensation as part of the process for recruiting a new CEO. Because almost two years had elapsed since our compensation peer group had last been formally reviewed, the Committee also directed Mercer to review (and revise as necessary) the peer group as part of this process.

The revised peer group (the “Compensation Peer Group”), as approved by the Committee, included the following eighteen companies:

• Masco Corporation* • American Standard Companies Inc. (now Trane, Inc.) • ITT Corporation • Owens Corning • Dover Corporation	• Black & Decker Corp. • SPX Corporation* • USG Corp. • Armstrong World Industries • The Stanley Works • Universal Forest Products Inc. • Snap-On Inc.	• Acuity Brands Inc. • Kennametal Inc. • Goodman Global Inc.* • Briggs & Stratton Corp. • Tecumseh Products Company • Genlyte Group Inc.

*	New additions for 2007 Removed: Emerson Electric Co., Maytag Corp., York International Corporation and Jacuzzi Brands.

Based on Mercer’s recommendation, the Committee selected the foregoing companies using the following criteria:

•	business/product mix similar to ours;

•	international presence/operations;

•	revenues of approximately 0.5 to 3.0 times our revenues; and

•	industry — building products and other manufacturing.

Mercer also provided additional industry specific and general industry published compensation survey data, based on the appropriate revenue scope for each position (generally $500 million to $4 billion), to supplement the Compensation Peer Group data for each NEO. The published compensation data was taken from Mercer’s study of compensation trends and market practices conducted for The Wall Street Journal, which analyzed 350 large U.S. public companies, as well as Mercer’s benchmark database (collectively referred to as the “Market”).

We apply the same methodologies in setting compensation for our CEO as we apply for our other NEOs. Because compensation levels for base salary, target short-term incentives and target long-term delivered value for the CEO position are substantially higher than for other executive positions, our CEO’s target total compensation is greater than the target total compensation of the other NEOs. The Committee believes this difference is justified, given the scope of responsibility of the CEO within our company.

CEO New Hire Compensation

As discussed previously, Mercer assisted the Committee in developing a new hire compensation package for our CEO, Mr. Bluedorn, and made recommendations for each element of compensation through the use of Compensation Peer Group data. The Committee used the 50th percentile as a guideline for base salary and the 65th percentile as a guideline for the short-term incentive target opportunity. In determining the appropriate long-term incentive delivered value for Mr. Bluedorn, the Committee considered the value of the unvested equity Mr. Bluedorn forfeited from his prior employer upon joining our company. Thus, the Committee approved the following new hire compensation package for Mr. Bluedorn:

Base Salary:	$800,000
Management Short-Term Incentive Target (% of Base Salary):	100%
Broad-Based Short-Term Incentive Target (% of Base Salary):	2%
Sign-on Long-Term Incentive Delivered Value:	$2,732,156
Sign-on Bonus:	$100,000

The Committee designed the compensation package to be consistent with our objectives of rewarding short-term and long-term company performance and attracting and retaining top executive talent to support organizational growth and expansion. In an effort to align Mr. Bluedorn’s pay package with the goals and objectives of the other senior executives, including the other NEOs, Mr. Bluedorn’s sign-on long-term incentive awards were granted with vesting and performance conditions that correspond with the executives’ December 2006 awards.

Components and Analysis of 2007 Executive Compensation

In 2007, our executive compensation program included multiple elements of compensation. The following table lists each element and its correlation to our compensation philosophy.

			Achieve Short-	Achieve Long-
	Attract	Retain	Term	Term	Maintain
	Top	Top	Company	Company	Market
Compensation Element	Talent	Talent	Goals	Goals	Competitiveness

Base Salary	✓	✓			✓
Short-Term Incentive Programs
Management Short-Term Incentives	✓	✓	✓		✓
Broad-Based Short-Term Incentives			✓
Long-Term Incentive Program
Performance Share Units	✓	✓		✓	✓
Restricted Stock Units	✓	✓			✓
Stock Appreciation Rights	✓	✓	✓	✓	✓
Perquisites	✓	✓			✓
Benefits Programs	✓	✓			✓

Base Salary

The Committee considers salary data for our Compensation Peer Group and the Market, our annual merit budget, achievement of performance objectives, internal equity and recommendations provided by the CEO for his direct reports when determining each NEO’s base salary. The following table provides detail regarding 2007 base salary increases for each NEO.

	2006	Increase%	2007
	Annualized	Effective	Annualized
NEO	Base Salary	January 1, 2007	Base Salary

Mr. Bluedorn	$ N/A	N/A%	$800,000
Ms. Carter	436,814	4.0	454,287
Mr. Boxer	462,127	5.0	485,233
Mr. Stoll	382,213	4.0	397,501
Ms. Goodspeed	365,827	5.0	384,119

As discussed earlier, in approving NEO base salaries, the Committee used the 50th percentile as a guideline. We believe that the base salary for each NEO for 2007 was market-competitive when compared to this guideline and commensurate with the experience and performance contributions of the respective individual. The 2007 base salary for each NEO is included in the Summary Compensation Table in the “Salary” column.

Short-Term Incentive Programs

Our short-term incentive programs are administered under the Amended and Restated 1998 Incentive Plan of Lennox International Inc. (the “1998 Plan”) and are cash-based incentive programs designed to tie annual pay to the performance of our company and each business unit. We accomplish this objective by requiring the achievement of specific company financial goals for those individuals who most directly influence performance results and rewarding those individuals when our goals are achieved. Each year, the CEO proposes to the Committee for review and approval the financial metrics and goals that must be achieved to generate a payout. In 2007, our NEOs participated in two short-term incentive programs: the management short-term incentive program and the broad-based short-term incentive program, each of which is described below.

Management Short-Term Incentive Program.  Under the management short-term incentive program, target payout opportunities are expressed as a percentage of base salary, with threshold, target, maximum and above maximum payout opportunities expressed as a percentage of the target award. The targeted payout opportunities are based on publicly available data for our Compensation Peer Group and other Market data for equivalent executive officer positions with the 65th percentile as a guideline. Based on Mercer’s analysis of our Compensation Peer Group and Market data and internal equity considerations, for 2007, the Committee approved the following short-term incentive target payout opportunities and, based on actual performance, certified the corresponding payouts for each NEO.

2007 Short-Term Incentive Targets and Payouts as a% of Base Salary

NEO	2007 Target	Payout for 2007

Mr. Bluedorn	100%	127.0%
Ms. Carter	70	88.9
Mr. Boxer	70	123.2
Mr. Stoll	70	88.9
Ms. Goodspeed	70	88.9

The following table summarizes the 2007 management short-term incentive program and illustrates financial performance goals and payout opportunities versus actual performance and payouts.

2007 Management Short-Term Incentive Program Summary
($ in millions)

						Above
NEO	Metric	Weight	Threshold	Target	Maximum	Maximum(3)	Actual

All	Company Net Income(2)	60%	$145.0	$179.0	$186.0	$200.0	$180.6
	Free Cash Flow (“FCF”)(4)	40%	$76.3	$109.1	$141.8	N/A	$170.8
Payout as a % of Target			50%	100%	150%	Up to 225%	127%
Mr. Boxer(1)	Service Experts Earnings Before Interest and Taxes (“EBIT”)(5)	70%	$13.5	$22.4	$24.0	$ 25.2	$26.2
	Service Experts Working Capital %(6)	30%	8.16%	7.10%	6.75%	N/A	6.43%
Payout as a % of Target			50%	100%	150%	Up to 225%	225%

(1)	All NEOs except Mr. Boxer are measured 100% on overall company performance. Because Mr. Boxer is the President of a business unit, his award is measured 50% on Service Experts’ performance and 50% on overall company performance, resulting in an actual payout as a percentage of target of 176.0%.

(2)	Company net income is U.S. Generally Accepted Accounting Principles net income, adjusted for 2007 restructuring charges.

(3)	For performance above the “maximum” level, the profit metric (net income or EBIT) functioned as a “multiplier” of 1.0 to 1.5 times the incentive payment as determined by the other metrics, resulting in a potential payment of up to 225% for “above maximum” results.

(4)	Free cash flow is net cash provided by operating activities less capital spending as reported, adjusted for 2007 restructuring charges.

(5)	Service Experts EBIT is Service Experts income before income taxes and interest expense, excluding unusual and non-recurring items such as restructuring charges, adjusted for certain allocated company costs.

(6)	Working capital % is the trailing twelve-month (“TTM”) average of accounts receivable plus inventory less accounts payable divided by TTM net sales.

The Committee may, in its discretion, modify the management short-term incentive program to account for unusual events or revised business objectives that occur throughout the performance period. The Committee did not make any modifications in 2007.

The amounts earned in 2007, which were approved by the Committee and paid in March 2008, are included in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. As previously discussed, for 2008, the Committee redesigned our management short-term incentive program to supplement company performance measures with an individual performance measure, which will comprise, at target, 15% of an individual’s payout.

Broad-Based Short-Term Incentive Program.   In 2007, our NEOs also participated in our broad-based short-term incentive program, which is extended to eligible employees throughout our company. To align this program with the management short-term incentive program, the performance metrics for the broad-based short-term incentive program were the same as the profitability performance metrics for the management short-term incentive program described previously. For 2007, the Committee approved threshold, target and maximum payout opportunities equal to 1%, 2% and 5%, respectively, of base salary. The following table summarizes the 2007 broad-based short-term incentive program and illustrates financial performance goals and payout opportunities versus actual performance and payouts.

2007 Broad-Based Short-Term Incentive Program Summary
($ in millions)

NEO	Metric	Threshold	Target	Maximum	Actual

All, except Mr. Boxer	Company Net Income	$145.0	$179.0	$186.0	$180.6
Payout as % of Base Salary		1.0%	2.0%	5.0%	2.7%
Mr. Boxer(1)	Service Experts EBIT	$13.5	$22.4	$24.0	$26.2
Payout as % of Base Salary		1.0%	2.0%	5.0%	5.0%

(1)	All NEOs except Mr. Boxer are measured 100% on overall company performance. Because Mr. Boxer is the President of a business unit, his award is measured 100% on Service Experts’ performance.

The amounts earned in 2007, which were approved by the Committee and paid in March 2008, are included in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. As previously discussed, for 2008, the Committee revised our broad-based short-term incentive program to exclude participation by executives, including the NEOs, as the Committee determined such participation was unnecessary in light of the management short-term incentive program.

Long-Term Incentive Program

Under the 1998 Plan, we have established a long-term incentive program, which offers the incentive of long-term equity rewards to those employees who have principal responsibility for our long-term profitability. We believe participation in our long-term incentive program sufficiently aligns the interests of our NEOs with the interests of our stockholders.

In 2007, our long-term incentive program consisted of three equity vehicles: performance share units (“PSUs”), restricted stock units (“RSUs”) and stock appreciation rights (“SARs”). SARs and PSUs are performance based (with performance measured on stock price growth and the achievement of financial objectives, respectively), which aligns our executive reward program with the achievement of long-term company goals. RSUs, which require continued employment to vest, support our critical retention efforts to ensure continuity of management.

For 2007, the long-term incentive allocation of delivered value for our NEOs was as follows:

The Committee believes the above allocation is appropriate because it effectively addresses the objectives of retaining key talent and incentivizing for long-term company performance.

The Committee determines the grant date for all long-term incentive awards. The Committee generally grants awards on an annual basis at its regularly scheduled December meeting although, upon approval by the Committee, awards may be granted on the last business day of any fiscal quarter in special circumstances or upon hire for certain executives, such as our CEO during 2007. The Committee does not coordinate the grant date for any award with the release of material non-public information. We value shares underlying long-term incentive awards at 100% of fair market value, which we define as the average of the high and low trading prices of our common stock on the New York Stock Exchange on the date of the grant.

The targeted delivered values under the long-term incentive program are based on publicly available data for our Compensation Peer Group and other Market data for equivalent executive officer positions with the 65th percentile as a guideline. When determining appropriate award sizes and delivered values, the Committee also considers the number of shares available for grant under the 1998 Plan, internal equity, individual performance and the financial impact on our company. In September 2007, the Committee approved the targeted delivered value for all NEOs. Then, as part of the new process for 2007, the Committee took into account the CEO’s recommendation with regard to individual performance for his direct reports in setting their actual delivered value. Individual performance was measured by achievement of individual performance objectives that included items such as contribution toward company performance results and growth, execution of business strategies and implementation of strategic priorities.

PSUs.  To maintain our strong focus on performance, 50% of the delivered value for the 2007 long-term incentive program was granted in the form of PSUs. PSUs are generally granted in December of each year for a three-year performance period beginning the following January 1. Assuming continued employment, if, at the end of the performance period, at least the threshold performance level has been achieved, the PSUs vest and, to the extent earned, are distributed in the form of company common stock. Based on our CEO’s recommendation, the Committee determines the measurement criteria annually and, in doing so, considers the financial metrics selected for the short-term incentive programs as well as metrics that correlate to increased stockholder value to ensure the most critical financial measurements are represented in the long-term incentive program. The Committee certifies the financial performance levels in February or March following the performance period and the earned shares are then distributed.

The following table summarizes the key attributes of the PSUs granted in December 2004, which vested on December 31, 2007, and illustrates financial performance goals and payout opportunities versus actual performance and payouts.

December 2004 PSU Grant
(for 2005 — 2007 Performance Period)

Metric	Measurement Period	Threshold	Target	Maximum	Actual

Return on Invested Capital (“ROIC”)(1)	Three-year weighted-average (20% lowest year, 40% other two years)	7.5%	10.0%	13.5%	19.06%
Payout as a % of Target Award		50%	100%	200%	200%

(1)	ROIC is net operating profit after taxes on a TTM basis divided by TTM average invested capital (total assets less non-interest bearing liabilities), adjusted for restructuring charges.

As shown above, in 2007, our NEOs earned the maximum payout of 200% for PSUs granted in December 2004 by exceeding the maximum level of ROIC performance over the three-year period beginning January 1, 2005 and ending December 31, 2007, the value of which is included in the Option Exercises and Stock Vested Table in the “Stock Awards — Value Realized on Vesting” column.

Prior to December 2007, we used one performance measure, ROIC, for the PSU program. As part of the 2007 review of the long-term incentive program, the CEO recommended to the Committee the inclusion of a second metric for the December 2007 PSU grant. The Committee reviewed this recommendation in conjunction with a detailed analysis of our Compensation Peer Group and other Market practices and approved ROIC and company net income growth as the metrics for the December 2007 PSU grant. The Committee determined the ROIC performance goals based on its assessment of desired return relative to the cost of capital as well as historical and projected ROIC outcomes. Similarly, the Committee determined the company net income growth performance goals based on a detailed analysis of historical and projected outcomes relative to that measure. The following table summarizes the key attributes of the PSUs granted in December 2007, which will vest on December 31, 2010.

December 2007 PSU Grant
(for 2008 — 2010 Performance Period)

Metric	Weight	Rationale for Selection	Measurement Period	Threshold	Target	Maximum

ROIC(1)	50%	Measures efficient use of capital; higher ROIC correlates to greater cash flow	Three-year weighted- average (20% lowest year, 40% other two years)	No payout occurs unless performance above 2007 actual is achieved
Company Net Income Growth(1)	50%	Measures profitability; higher company net income correlates with higher earnings per share	Three-year compound average growth rate (“CAGR”)	No payout occurs unless double digit company net income growth is achieved
Payout as a % of Target Award				50%	100%	200%

(1)	ROIC and company net income growth will be adjusted for non-operating charges, such as restructuring.

The December 2007 PSU grants are included in the Grants of Plan Based Awards Table in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column.

RSUs.  To support our critical retention efforts to ensure continuity of management, 30% of the delivered value for the 2007 long-term incentive program was granted in the form of RSUs. RSUs generally vest and are distributed in shares of our common stock three years following the date of grant, provided the recipient remains an employee during the vesting period. The number of shares underlying RSUs granted to our NEOs in 2007 is included in the Grants of Plan Based Awards Table in the “All Other Stock Awards: Number of Shares of Stock or Units” column.

SARs.  To incentivize participants to grow our business and deliver increased returns to our stockholders, 20% of the delivered value for the 2007 long-term incentive program was granted in the form of SARs. SARs generally vest in one-third increments on each anniversary of the date of grant, provided the recipient remains an employee during the vesting period. The exercise price is based on the average of the high and low trading prices of our common stock on the New York Stock Exchange on the date of the grant. Upon the exercise of vested SARs, the increase, if any, between the fair market value of our common stock on the date of grant and the fair market value on the date the right is exercised is paid in company common stock. SARs granted in 2007 expire seven years from the date of grant. The number of SARs granted to our NEOs in 2007 is included in the Grants of Plan Based Awards Table in the “All Other Option Awards: Number of Securities Underlying Options” column.

Perquisites

We believe reasonable perquisites should be provided to our NEOs as a market-competitive practice and in order to attract and retain top executive talent.

During 2007, we provided the following perquisites to our NEOs:

•	an automobile allowance of $1,500 per month;

•	a country club membership;

•	tax and financial planning services, reimbursed up to $12,000 per year;

•	the installation of company HVAC equipment at the executive’s home so that the executive can promote our equipment to both business and personal guests;

•	an executive level relocation program with tax gross-up assistance; and

•	an annual comprehensive physical exam.

We also offer an employee matching charitable contribution program to promote our community values, pursuant to which we match the charitable contributions of all employees in an amount up to $1,000 per year.

As previously discussed, during 2007, the Committee modified our perquisite program to replace most company-sponsored perquisites with a lump-sum cash stipend effective January 1, 2008.

Benefit Programs

In order to attract and retain top executive talent and as a market-competitive practice, we provide certain benefit programs to our NEOs that are in addition to those provided to our general employee population. The following table summarizes such additional benefit programs in place during 2007 and the purpose of each program.

Additional Benefit Programs Offered to NEOs in 2007

Plan	Type	Purpose

Supplemental Retirement Plan	Non-Qualified Defined Benefit	Provide market-competitive executive level retirement benefit opportunity by providing higher accruals and permitting accruals that otherwise could not occur because of IRS limitations on compensation
Profit Sharing Restoration Plan	Non-Qualified Defined Contribution	Provide market-competitive executive level retirement benefit opportunity by permitting accruals that otherwise could not occur because of IRS limitations on compensation
Life Insurance Plan	Company-sponsored Life Insurance	Provide market-competitive executive level life insurance benefits; minimum of $3 million in coverage for CEO and minimum of $1 million for other NEOs

Employment Agreements and Change of Control Employment Agreements

We have entered into employment agreements and change of control employment agreements with each NEO. We believe employment agreements are necessary to attract top executive talent and for financial and business planning purposes. To encourage continuity, stability and retention when considering the potential disruptive impact of an actual or potential corporate transaction, our change of control employment agreements are intended to incentivize our NEOs to remain with our company in the event of a change of control or potential change of control. Since the triggering event for our change of control employment agreements may never occur, we do not consider these agreements as additional elements of executive compensation. However, we do view these arrangements as a means to attract, motivate and retain highly talented executives.

Our employment agreements and change of control employment agreements and the potential costs associated with each are discussed in detail under “Potential Payments Upon Termination or Change of Control.”

Tax and Accounting Implications

Section 162(m) Compliance

The income tax consequences to our company are an important consideration for the Committee when analyzing the design features and elements of our executive compensation programs. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits a company’s ability to deduct compensation paid in excess of $1 million to certain NEOs, unless the compensation meets certain stockholder-approved performance requirements. As a result, the Committee has designed several elements of our executive compensation program to qualify for the “performance based” exemption. For example, our short-term incentive programs, PSUs and SARs are all considered performance based and are therefore exempt from the limitations imposed by Section 162(m). However, where granting awards or providing other executive compensation elements is consistent with our Compensation Peer Group or other Market data, our compensation philosophy or our strategic business goals, the Committee reserves the right to provide executive compensation that is non-deductible. For example, RSUs meet our compensation objective of key talent retention, but do not meet the performance based exemption. For fiscal 2007, we paid an immaterial amount of non-deductible compensation to our NEOs. It is expected that additional compensation paid in future years will also be non-deductible to our company. The Committee believes this is appropriate given the benefits provided by the non-performance based compensation.

Nonqualified Deferred Compensation

During 2007, the Committee amended our Supplemental Retirement Plan, Profit Sharing Restoration Plan, Directors’ Retirement Plan and our employment agreements and change of control employment agreements to comply with the deferred compensation regulations and implications of Section 409A of the Internal Revenue Code.

Accounting for Stock-Based Awards

When setting and analyzing each aspect of our NEOs’ compensation, the Committee took into account the accounting consequences (in accordance with the requirements of Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“SFAS No. 123R”)) of the program design and award levels. The Committee reviewed detailed accounting cost models and structured our executive compensation program in a manner that properly blended the cost and benefits of the program.

Compensation and Human Resources Committee Report

The Committee has reviewed and discussed the foregoing CD&A with management. Based on our review and discussions with management, we have recommended to the Board that the CD&A be included in this Proxy Statement.

Submitted by the Compensation and Human Resources Committee of the Board of Directors:

James J. Byrne (Chairperson)	Linda G. Alvarado	Jeffrey D. Storey, M.D.
Terry D. Stinson	John E. Major

Summary Compensation Table for Fiscal 2006 and 2007

The following table provides information regarding total compensation earned in 2006 and 2007 by our NEOs, which include our CEO, our CFO, our three other most highly compensated executive officers and, in accordance with the Securities and Exchange Commission’s rules, Robert E. Schjerven, our former CEO and Harry J. Ashenhurst, Ph.D., our former Executive Vice President and Chief Administrative Officer.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	Earnings(4)	(5)	Compensation

Todd M. Bluedorn(6)	2007	$600,000	$100,000	$953,779	$137,950	$778,031	$0	$290,245	$2,860,005
Chief Executive Officer
Susan K. Carter	2007	454,287	0	1,317,190	56,209	416,033	144,629	107,218	2,495,566
Executive Vice President and	2006	436,814	0	1,049,316	53,853	702,441	303,777	147,745	2,693,946
Chief Financial Officer
Scott J. Boxer	2007	485,233	0	1,267,674	102,281	622,026	389,788	101,721	2,968,723
Executive Vice President	2006	462,127	0	1,221,212	77,437	546,411	431,172	147,394	2,885,753
and President and Chief Operating Officer, Service Experts
William F. Stoll, Jr.	2007	397,501	0	1,148,682	102,073	364,029	231,395	99,484	2,343,164
Executive Vice President,
Chief Legal Officer and Corporate Secretary
Linda A. Goodspeed(7)	2007	384,119	0	(118,910)	95,762	351,773	103,191	2,152,895	2,968,830
Former Executive	2006	365,827	0	1,235,209	77,437	588,287	121,638	139,353	2,527,751
Vice President,
Information Technology &
Business Development

Robert E. Schjerven(8)	2007	495,122	0	1,426,667	0	704,902	0	122,674	2,749,365
Former Chief Executive Officer	2006	990,244	0	4,542,708	85,767	2,483,632	1,689,001	361,776	10,153,128
Harry J. Ashenhurst, Ph.D.(9)	2007	387,093	0	(998,886)	0	0	0	8,711,824	8,100,031
Former Executive	2006	491,546	0	1,244,689	84,536	790,455	668,749	304,348	3,584,323
Vice President and
Chief Administrative Officer

(1)	The amounts shown represent the compensation costs (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) recognized for financial statement reporting purposes for each fiscal year, in accordance with SFAS No. 123R, in connection with RSUs and PSUs granted under the 1998 Plan. Therefore, such amounts may include compensation costs for awards granted in and prior to each fiscal year shown. Assumptions used in calculating these amounts are included in note 14 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2008. The negative amounts shown for Ms. Goodspeed and Dr. Ashenhurst reflect the forfeiture of 70,878 and 170,614 stock awards, respectively, in connection with their cessation of employment with our company. The amount shown for Mr. Schjerven reflects the forfeiture of 142,508 stock awards in connection with his retirement.

(2)	The amounts shown represent the compensation costs (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) recognized for financial statement reporting purposes for each fiscal year, in accordance with SFAS No. 123R, in connection with SARs granted under the 1998 Plan. Therefore, such amounts may include compensation costs for awards granted in and prior to each fiscal year shown. Assumptions used in calculating these amounts are included in note 14 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2008. The amounts shown for Ms. Goodspeed and Dr. Ashenhurst reflect the forfeiture of 17,530 and 35,525 SARs, respectively, in connection with their cessation of employment with our company.

(3)	The amounts shown represent short-term incentive awards earned under our short-term incentive programs in 2007. Such awards were paid on March 14, 2008.

(4)	The amounts shown represent the change in the present value of accumulated pension benefits that accrued during 2007 under our Supplemental Retirement Plan and Consolidated Pension Plan as a result of one additional year of service. No above market interest on nonqualified deferred compensation was earned. Mr. Bluedorn did not become eligible to participate in these plans until January 1, 2008.

(5)	The amounts shown include perquisites and other compensation. The following table identifies the separate amounts attributable to each category of perquisites and other compensation in 2007 for each NEO.

	Perquisites						Other Compensation
										Contribu-
										tions to
		Country	Tax and	Equipment			Matching	Term Life	Tax	Profit	Disability
	Auto	Club	Financial	and	Relocation	Physical	Charitable	Insurance	Gross -	Sharing	Benefit
Name	Allowance	Dues	Planning	Installation	Assistance	Exam	Contributions	Premiums	ups	Plans	Restoration	Other

Todd M. Bluedorn	$10,395	$2,030	$5,000	$45,020	$194,542	$—	$—	$2,893	$16,475	$—	$—	$13,890

Susan K. Carter	15,300	4,871	10,420	—	—	1,734	1,000	—	—	73,893	—	—

Scott J. Boxer	15,840	6,560	12,000	—	—	1,799	—	—	—	65,522	—	—

William F. Stoll, Jr.	17,100	4,871	10,833	—	—	2,463	—	—	—	64,217	—	—

Linda A. Goodspeed	14,832	4,871	10,420	—	—	—	—	—	—	61,558	—	2,061,214

Robert E. Schjerven	7,920	—	14,500	—	—	4,509	—	—	—	—	527	95,218

Harry J. Ashenhurst, Ph.D.	10,935	1,052	14,376	—	—	4,842	—	—	—	—	619	8,680,000

The values attributable to each “perquisite” and item of “other compensation” listed above are calculated as follows:

•	Auto Allowance — based on the amount paid by us in 2007 for the NEO’s personal use.

•	Country Club Dues, Tax and Financial Planning, Physical Exam and Matching Charitable Contributions — except as otherwise provided below, based on the cost reimbursed or paid by us in 2007.

•	The “physical exams” for Ms. Carter and for Mr. Boxer were completed in 2007 and paid by us in January 2008.

•	“Tax and financial planning” for each of Mr. Schjerven and Dr. Ashenhurst includes $2,500 and $2,376, respectively, carried over from 2006 and paid by us in 2007.

•	Relocation Assistance — based on the incremental cost paid or incurred by us in 2007 for the relocation of Mr. Bluedorn from Connecticut to Texas.

•	Company Equipment and Installation — company equipment is based on the sales price of the equipment, discounted in accordance with our employee purchase program, and installation of such equipment is based on the incremental cost paid by our company in 2007.

•	Term Life Insurance Premiums — Our NEOs participate in the same life insurance programs as the general employee population, however, they are guaranteed minimum coverage of $1 million or, in the case of Mr. Bluedorn, minimum coverage of $3 million. The amounts shown are based on the incremental cost paid by us in 2007 on behalf of each NEO for Basic Life and Basic Accidental Death and Dismemberment over and above the premiums we would otherwise pay under our life insurance programs for other employees.

•	Tax Gross-Ups — based on the incremental cost paid by us in 2007 for certain taxable benefits relating to relocation assistance.

•	Contributions to Profit Sharing Plans — based on contributions made on the NEO’s behalf under our Profit Sharing Retirement Plan and our Profit Sharing Restoration Plan in 2007. Information regarding our 2007 contributions to the Profit Sharing Restoration Plan is included in the Nonqualified Deferred Compensation Table.

•	Disability Benefit Restoration — based on the incremental cost paid by us in 2007 on behalf of Mr. Schjerven and Dr. Ashenhurst under a grandfathered agreement allowing for payments of premiums for Executive Life and Long Term Disability programs.

•	Other — based on the incremental cost paid or accrued by us as follows:

•	Ms. Goodspeed has received or is entitled to receive severance payments totaling $2,061,214.

•	Upon Mr. Schjerven’s retirement, he received $95,218 in unused, accrued vacation.

•	Dr. Ashenhurst received $30,000 for serving as the interim President and Chief Operating Officer of our Worldwide Refrigeration business during the first quarter of 2007. Additionally, Dr. Ashenhurst received contract settlement payments totaling $8,650,000.

•	We paid, on Mr. Bluedorn’s behalf, $13,890 in legal expenses that he incurred in connection with the negotiation of his employment agreement with our company.

(6)	Mr. Bluedorn’s employment with our company began on April 2, 2007. His annualized salary is $800,000, and the amount reported in the “Bonus” column represents a one time sign-on bonus.

(7)	In 2007, we determined not to renew Ms. Goodspeed’s employment agreement. As a result, Ms. Goodspeed’s employment with our company ended effective as of the close of business on December 31, 2007.

(8)	Mr. Schjerven retired from our company effective as of June 30, 2007. The amount shown for Mr. Schjerven’s 2007 non-equity incentive plan compensation reflects the prorated portion of his short-term incentive awards earned in 2007.

(9)	Dr. Ashenhurst’s employment with our company ended effective as of September 30, 2007.

Fiscal 2007 Grants of Plan-Based Awards

The following table provides information regarding short-term incentive awards under our short-term incentive programs and PSUs, RSUs and SARs granted under the 1998 Plan to our NEOs in 2007.

								All	All
								Other	Other
								Stock	Option
								Awards:	Awards:	Exercise		Grant
		Estimated Possible Payouts			Estimated Future			Number of	Number of	or Base	Closing	Date Fair
		Under			Payouts Under Equity			Shares of	Securities	Price of	Market	Value of
		Non-Equity Incentive Plan			Incentive Plan			Stock or	Underlying	Option	Price on	Stock and
		Awards(1)			Awards(2)			Units	Options	Awards	Date	Option
	Grant	Threshold	Target	Max.	Threshold	Target	Max.	(#)	(#)	($/Sh)	of Grant	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(3)	(4)	(5)	($/Sh)	(6)

Todd M. Bluedorn(7)		$300,000	$600,000	$1,350,000	—	—	—	—	—	$—	$—	$—
		6,000	12,000	30,000	—	—	—	—	—	—	—	—
	04/02/07	—	—	—	19,725	39,449	78,898	—	—	—	—	1,413,063
	04/02/07	—	—	—	—	—	—	23,669	—	—	—	847,824
	04/02/07	—	—	—	—	—	—	—	48,025	35.82	35.99	471,269
	12/06/07	—	—	—	25,056	50,111	100,222		—	—	—	1,645,921
	12/06/07	—	—	—	—	—	—	30,066	—	—	—	987,533
	12/06/07	—	—	—	—	—	—	—	81,437	34.52	35.06	678,370
Susan K. Carter		159,000	318,001	715,502	—	—	—	—	—	—	—	—
		4,543	9,086	22,714	—	—	—	—	—	—	—	—
	12/06/07	—	—	—	6,264	12,528	25,056	—	—	—	—	411,488
	12/06/07	—	—	—	—	—	—	7,517	—	—	—	246,900
	12/06/07	—	—	—	—	—	—	—	20,359	34.52	35.06	169,590
Scott J. Boxer		169,832	339,663	764,242	—	—	—	—	—	—	—	—
		4,852	9,705	24,262	—	—	—	—	—	—	—	—
	12/06/07	—	—	—	6,264	12,528	25,056		—	—	—	411,488
	12/06/07	—	—	—	—	—	—	7,517	—	—	—	246,900
	12/06/07	—	—	—	—	—	—		20,359	34.52	35.06	169,590
William F. Stoll, Jr.		139,125	278,251	626,064	—	—	—	—	—	—	—	—
		3,975	7,950	19,875	—	—	—	—	—	—	—	—
	12/06/07	—	—	—	5,711	11,422	22,844	—	—	—	—	375,161
	12/06/07	—	—	—	—	—	—	6,853	—	—	—	225,090
	12/06/07	—	—	—	—	—	—	—	18,563	34.52	35.06	154,630
Linda A. Goodspeed		34,442	268,883	604,987	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
		3,841	7,682	19,206
Robert E. Schjerven		272,317	544,634	1,225,427	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
		4,951	9,902	24,756
Harry J. Ashenhurst, Ph.D.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The amounts shown represent short-term incentive award opportunities under our short-term incentive programs for 2007, which were paid on March 14, 2008.

(2)	The amounts shown represent the number of PSUs granted, which, except as otherwise noted, vest and, to the extent earned, will be distributed in shares of our common stock at the end of the three-year performance period (December 31, 2010 for the 2007 award).

(3)	The amounts shown represent the number of RSUs granted, which, except as otherwise noted, vest and will be distributed in shares of our common stock on the third anniversary of the date of grant.

(4)	The amounts shown represent the number of SARs granted, which, except as otherwise noted, vest in one-third increments on each anniversary of the date of grant and expire seven years from the date of grant.

(5)	The amounts shown reflect the exercise price of SARs granted, based on the average of the high and low trading prices of our common stock on the date of grant.

(6)	The amounts shown represent the grant date fair values of PSUs, RSUs and SARs, calculated in accordance with SFAS No. 123R. The grant date fair value for SARs was determined using the Black-Scholes-Merton valuation model. The grant date fair value for the RSU and PSU awards granted on April 2, 2007 equals the fair market value of our common stock on the date of grant and the grant date fair value for the RSU and PSU awards granted on December 6, 2007 equals the dividend discounted value of our common stock on the date of grant.

						FMV Based on
		Assumptions				Average High/	Grant Date
					Risk Free	Low Trading	Fair Value
		Volatility	Expected Life	Dividend Yield	Interest Rate	Prices on Date of	Per Share
Grant Date	Award	(%)	(Years)	(%)	(%)	Grant ($)	($)

04/02/07	RSU	—%	—	—%	—%	$35.82	$35.82
04/02/07	PSU	—	—	—	—	35.82	35.82
04/02/07	SAR	29.78	4.45	1.69	4.53	35.82	9.81
12/06/07	RSU	—	—	1.69	—	34.52	32.85
12/06/07	PSU	—	—	1.69	—	34.52	32.85
12/06/07	SAR	28.42	4.35	1.69	3.27	34.52	8.33

(7)	The Compensation and Human Resources Committee approved Mr. Bluedorn’s new hire PSU, RSU and SAR awards on March 15, 2007 effective as of his date of hire, April 2, 2007. Such awards will vest as follows: RSUs will vest on December 8, 2009; PSUs will vest on December 31, 2009 with payout subject to achievement of specific performance measures; and SARs, which will expire on December 8, 2013, will vest in one-third increments on each year beginning on December 8, 2007.

Outstanding Equity Awards at Fiscal 2007 Year-End

The following table provides information regarding all outstanding equity awards held by our NEOs as of December 31, 2007.

	Option/SAR Awards(1)				Stock Awards
								Equity
							Equity	Incentive
							Incentive	Plan
							Plan	Awards:
							Awards:	Market
							Number of	or Payout
						Market	Unearned	Value of
					Number of	Value of	Shares,	Unearned
	Number of	Number of			Shares or	Shares or	Units or	Shares,
	Securities	Securities	Option/		Units of	Units of	Other	Units or
	Underlying	Underlying	SAR		Stock	Stock	Rights	Other Rights
	Unexercised	Unexercised	Exercise	Option/	That Have	That Have	That Have	That Have
	Options/	Options/	Price	SAR	Not	Not	Not	Not
	SARs (#)	SARs (#)	($/Sh)	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable(1)	Unexercisable(1)	(2)	Date	(#)(3)	($)(4)	(#)(5)	($)(6)

Todd M. Bluedorn	16,008	32,017	$35.82	12/08/13	53,735	$2,225,704	129,009	$5,343,553
	0	81,437	34.52	12/06/14
Susan K. Carter	12,308	6,155	29.36	12/09/12	44,356	1,837,226	68,660	2,843,897
	5,687	11,375	30.85	12/08/13
	0	20,359	34.52	12/06/14
Scott J. Boxer	33,000	0	15.59	07/20/08
	26,400	0	19.03	12/10/08
	42,100	0	16.21	12/13/08	82,226	3,405,801	68,660	2,843,897
	43,014	0	11.22	12/08/09
	46,310	0	13.38	12/31/09
	34,070	0	16.76	12/11/10
	12,308	6,155	29.36	12/09/12
	5,687	11,375	30.85	12/08/13
	0	20,359	34.52	12/06/14
William F. Stoll, Jr.	9,070	0	18.57	12/11/10	23,692	981,323	67,554	2,798,087
	12,308	6,155	29.36	12/09/12
	5,687	11,375	30.85	12/08/13
	0	18,563	34.52	12/06/14
Linda A. Goodspeed	21,052	0	16.21	03/31/08	0	0	0	0
	34,070	0	16.76	03/31/08
	12,308	0	29.36	03/31/08
	5,687	0	30.85	03/31/08
Robert E. Schjerven	49,500	0	19.03	12/10/08	38,373	1,589,410	127,910	5,298,032
	209,976	0	16.21	12/13/08
	116,600	0	13.38	12/13/09
	123,902	0	16.76	12/11/10
	84,081	0	29.36	12/09/12
Harry J. Ashenhurst, Ph.D.	0	0	0	—	0	0	0	0

(1)	Outstanding SARs and stock options vest in one-third increments on each anniversary of the date of grant, except for the SAR granted to Mr. Bluedorn on April 2, 2007, which vests in one-third increments each year beginning on December 8, 2007. Upon Mr. Schjerven’s retirement, his unvested outstanding SARs became fully exercisable on June 30, 2007 and will continue to be exercisable for the remainder of the award term.

(2)	Pursuant to the 1998 Plan, the exercise price for all outstanding SARs and stock options is based on the grant date fair market value, which is the average of the high and low trading prices of our common stock on the date of grant.

(3)	The amounts shown represent outstanding PSUs granted prior to 2003 and all outstanding RSUs held by the NEOs. Please refer to column (a) of Table 1 below for the vesting dates of such awards. As of December 31, 2007, Mr. Boxer was the only NEO holding PSUs granted prior to 2003. To the extent these PSUs did not vest at target at the end of the original three-year performance period, the awards will vest at target and be distributed in shares of our common stock at the end of 10 years from the date of grant.

(4)	The amounts shown are based on the closing price of our common stock on December 31, 2007, which was $41.42.

(5)	The amounts shown represent outstanding PSUs granted after January 1, 2003. Please refer to column (b) of Table 1 below for the vesting dates of such awards and the performance assumptions used to calculate the number of unvested PSUs.

(6)	The amounts shown represent the market value of outstanding PSUs, based on the closing price of our common stock on December 31, 2007, which was $41.42.

Table 1

	(a)		(b)
	Shares or Units of Stock		Equity Incentive Plan Awards: Unearned Shares,
	That Have Not Vested		Units or Other Rights That Have Not Vested
	Number of		Number of		Performance
Name	Awards	Vesting Date	Awards	Vesting Date	Assumption

Todd M. Bluedorn	23,669	12/08/09	78,898	12/31/09	Maximum
	30,066	12/06/10	50,111	12/31/10	Target
Susan K. Carter	20,000	09/15/08	28,088	12/31/08	Maximum
	8,426	12/09/08	28,044	12/31/09	Maximum
	8,413	12/08/09	12,528	12/31/10	Target
	7,517	12/06/10
Scott J. Boxer	8,426	12/09/08	28,088	12/31/08	Maximum
	4,950	12/10/08	28,044	12/31/09	Maximum
	6,948	12/08/09	12,528	12/31/10	Target
	8,413	12/08/09
	7,517	12/06/10
	40,000	12/13/10
	5,972	05/17/12
William F. Stoll, Jr.	8,426	12/09/08	28,088	12/31/08	Maximum
	8,413	12/08/09	28,044	12/31/09	Maximum
	6,853	12/06/10	11,422	12/31/10	Target
Linda A. Goodspeed	N/A	N/A	N/A	N/A	N/A
Robert E. Schjerven	38,373	12/09/08	127,910	12/31/08	Maximum
Harry J. Ashenhurst, Ph.D.	N/A	N/A	N/A	N/A	N/A

Fiscal 2007 Option Exercises and Stock Vested

The following table provides information regarding each exercise of stock options and SARs by our NEOs and each vesting/distribution of RSUs and PSUs held by our NEOs in 2007.

	Options/SAR Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares		Value Realized on
	Acquired on	Exercise	Acquired on		Vesting
Name	Exercise (#)	($)(1)	Vesting (#)		($)(2)

Todd M. Bluedorn	0	$0	RSU	0	$0
			PSU	0	0
Susan K. Carter	0	0	RSU	16,421	597,724
			PSU	50,994	1,792,439
Scott J. Boxer(3)	60,773	1,655,824	RSU	46,421	1,622,524
			PSU	50,994	1,792,439
William F. Stoll, Jr.	25,000	420,500	RSU	16,421	597,724
			PSU	50,994	1,792,439
Linda A. Goodspeed	67,358	1,364,913	RSU	16,421	597,724
			PSU	50,994	1,792,439
Robert E. Schjerven	514,443	12,996,975	RSU	60,328	2,195,939
			PSU	187,344	6,585,142
Harry J. Ashenhurst, Ph.D.	76,524	1,199,116		N/A	N/A

(1)	The amounts shown are based on the difference between the exercise price of the stock options and/or SARs (the average of the high and low trading prices of our common stock on the date of the grant) and the market price of our common stock on the date of exercise (the average of the high and low trading prices of our common stock on the date of exercise).

(2)	The amounts shown for RSUs are based on the average of the high and low trading prices of our common stock on the day of vesting. For PSUs, the amounts shown reflect achievement of maximum performance levels. Although the PSUs vested on December 31, 2007, the common stock underlying the PSUs was not distributed to each NEO until March 14, 2008, upon certification of performance by the Compensation and Human Resources Committee. The amounts shown for PSUs are based on the average of the high and low trading prices of our common stock on the date of distribution.

(3)	The RSUs shown for Mr. Boxer include 30,000 RSUs awarded to Mr. Boxer on July 17, 2003, which vested July 1, 2007.

Retirement Plans

Pension Plans

Consolidated Pension Plan

Our Consolidated Pension Plan, the purpose of which is to provide a predictable source of retirement income, provides a “floor offset benefit arrangement,” pursuant to which a target benefit is calculated using credited service and final average pay for the highest five consecutive years of eligible compensation. Pursuant to Internal Revenue Service rules and regulations, compensation considered under the Consolidated Pension Plan for determination of final average pay is limited to base salary and short-term incentive awards. The monthly benefit is currently based on 1.00% of final average pay, plus 0.60% of final average pay above Social Security covered compensation, multiplied by the number of years of credited service (not to exceed 30 years). The target benefit is reduced by the value of the participant’s defined contribution profit sharing account under our Profit Sharing Retirement Plan, with the difference provided by the Consolidated Pension Plan. Participants become vested in their Consolidated Pension Plan accrued benefits after five years of service and may commence unreduced benefits at age 65 (normal retirement age). If age and service requirements are met (generally attainment of age 62 and 10 years of service or age plus years of service total

80 (the “Rule of 80”)), benefits may commence earlier on an actuarially reduced basis. At the time of retirement, a participant may generally choose one of five forms of payment, which include temporary annuity (if retirement date is before age 65), single life annuity, 50% joint and survivor, 75% joint and survivor and 100% joint and survivor. We do not grant extra years of service under the Consolidated Pension Plan under any circumstances.

Supplemental Retirement Plan

Our Supplemental Retirement Plan, the purpose of which is to provide market-competitive executive level retirement benefit opportunities by permitting accruals that otherwise could not occur, permits income above Internal Revenue Service limitations placed on the Consolidated Pension Plan to be considered in determining final average pay, doubles the rate of benefit accrual available under our the Consolidated Pension Plan (2.0% of final average pay, plus 1.2% of final average pay above Social Security covered compensation), limits credited service to 15 years, generally permits early retirement on more favorable terms than the Consolidated Pension Plan (e.g., unreduced benefits at age 62 with 10 years of service or unreduced benefits at age 60 if the Rule of 80 has been met) and provides for an additional optional form of payment (lump-sum). Any benefits provided under the Supplemental Retirement Plan are reduced by the benefits payable under the Consolidated Pension Plan. Participants become vested in their Supplemental Retirement Plan accrued benefit after five years of service. Extra years of credited service are not provided to participants except in the case of a “change of control.” Under such circumstances, up to three years of service and age would be granted to each NEO, not to exceed the 15 year maximum credited service cap. The incremental effects of additional years of credited service under the Supplemental Retirement Plan and the Consolidated Pension Plan are reflected in the tables included in “Potential Payments Upon Termination or Change of Control.”

Fiscal 2007 Pension Benefits

The following table provides information regarding the number of years of service credited to each NEO and the present value of accumulated benefits payable to each NEO under our Consolidated Pension Plan and our Supplemental Retirement Plan as of December 31, 2007, as well as payments made to each NEO in 2007 under such plans. As of December 31, 2007, none of our NEOs were eligible for early retirement under these plans.

		Number of	Present	Payments
		Years	Value of	During the
		Credited	Accumulated	Last Fiscal
Name	Plan Name	Service (#)	Benefit ($)(1)	Year ($)

Todd M. Bluedorn(2)	Consolidated Pension Plan	0.9	$0	$0
	Supplemental Retirement Plan	0.9	0	0
Susan K. Carter	Consolidated Pension Plan	3.5	12,709	0
	Supplemental Retirement Plan	3.5	508,917	0
Scott J. Boxer	Consolidated Pension Plan	9.6	61,240	0
	Supplemental Retirement Plan	9.6	1,671,785	0
William F. Stoll, Jr.	Consolidated Pension Plan	4.0	24,894	0
	Supplemental Retirement Plan	4.0	585,760	0
Linda A. Goodspeed	Consolidated Pension Plan	6.5	6,447	0
	Supplemental Retirement Plan	6.5	579,013	0
Robert E. Schjerven(3)	Consolidated Pension Plan	N/A	N/A	9,591
	Supplemental Retirement Plan	N/A	N/A	7,052,389
Harry J. Ashenhurst, Ph.D.(4)	Consolidated Pension Plan	N/A	N/A	0
	Supplemental Retirement Plan	N/A	N/A	3,472,348

(1)	The present value of the lump-sum accumulated benefit payable at December 31, 2007 is equal to the annualized present value factor, multiplied by the monthly benefit. The amounts shown are calculated in accordance with Statement of Financial Accounting Standards No. 87, Employers’ Accounting for

Pensions, using a 6.48% interest (discount) rate as of December 31, 2007 and the RP-2000 mortality table for males and females without collar adjustment. The calculations assume payments are deferred until age 65 for all participants under our Consolidated Pension Plan and until the earliest unreduced retirement age for each participant under our Supplemental Retirement Plan. Additional assumptions are included in note 9 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2008.

(2)	Mr. Bluedorn did not become eligible to participate in these plans until January 1, 2008.

(3)	Mr. Schjerven was entitled to a single lump-sum payment of $10,664,888 on June 30, 2007 under the Supplemental Retirement Plan. In accordance with Section 409A of the Internal Revenue Code, we paid Mr. Schjerven $7,052,389 on July 23, 2007 and the balance of $3,612,499, with an actuarial adjustment for the delay in payment, on February 19, 2008.

(4)	Dr. Ashenhurst was entitled to a single lump-sum payment of $4,064,489 on September 30, 2007 under the Supplemental Retirement Plan. In accordance with Section 409A of the Internal Revenue Code, we paid Dr. Ashenhurst $3,472,348 on October 18, 2007 with the balance of $592,141, with an actuarial adjustment for the delay in payment, to be paid approximately six months later.

Profit Sharing Plans

Profit Sharing Retirement Plan

Our Profit Sharing Retirement Plan provides for annual company contributions, as determined by our Board of Directors, to participants based on the participant’s total eligible compensation, subject to limitations imposed by the Internal Revenue Service. Participants are fully vested in the plan after six years of service. We direct the investment funds. Distributions may occur at separation from service and can be paid directly to the participant.

Profit Sharing Restoration Plan

Our Profit Sharing Restoration Plan permits accruals that otherwise could not occur under the Profit Sharing Retirement Plan because of Internal Revenue Service limitations on compensation. Participants are fully vested in the plan after six years of service. Distributions may occur at separation from service and can be paid as a lump-sum or in equal annual installments over either a five- or ten-year period.

The investment funds for the Profit Sharing Restoration Plan are directed by us and mirror the returns of the investments under the qualified Profit Sharing Retirement Plan. We may change these investments at any time. The following table shows the investment funds that provide for the investment earnings allocation under the Profit Sharing Restoration Plan and their annual rate of return for the calendar year ended December 31, 2007, as reported by Fidelity Managed Trust Company.

Name of Fund	Rate of Return

Fidelity Institutional Short-Intermediate Government Fund	7.16%
Fidelity Investment Grade Bond Fund	2.59
Fidelity Dividend Growth Fund	1.11
Fidelity Small Cap Stock Fund	7.70
Fidelity Diversified International Fund	16.03

Fiscal 2007 Nonqualified Deferred Compensation

The following table provides information regarding contributions, earnings, withdrawals and distributions under our Profit Sharing Restoration Plan in 2007 for each NEO, as well as each NEO’s aggregate balance in such plan at December 31, 2007.

	Executive	Company	Aggregate		Aggregate
	Contributions in	Contributions	Earnings	Aggregate	Balance
	Last Fiscal	in Last Fiscal	in Last	Withdrawals/	at Last Fiscal
Name	Year ($)	Year ($)	Fiscal Year ($)	Distributions ($)	Year-End ($)(1)

Todd M. Bluedorn(2)	$0	$0	$0	$0	$0
Susan K. Carter	0	62,025	4,488	0	152,261
Scott J. Boxer	0	53,655	23,493	0	525,980
William F. Stoll, Jr.	0	52,350	6,810	0	189,271
Linda A. Goodspeed	0	49,691	12,452	0	300,034
Robert E. Schjerven(3)	0	0	103,504	1,117,386	810,998
Harry J. Ashenhurst, Ph.D.(4)	0	0	46,754	475,719	283,553

(1)	Our contributions to the Profit Sharing Restoration Plan are also included in the Summary Compensation Table in the “All Other Compensation” column as follows:

Name	2006		2007

Todd M. Bluedorn	$	N/A	$	N/A
Susan K. Carter		85,748		62,025
Scott J. Boxer		93,369		53,655
William F. Stoll, Jr.		Not Reported		52,350
Linda A. Goodspeed		70,984		49,691
Robert E. Schjerven		314,849		N/A
Harry J. Ashenhurst, Ph. D.		102,763		N/A

Aggregate earnings for each NEO under the Profit Sharing Restoration Plan were not reported in the Summary Compensation Table for 2007 or previous years because such earnings were at the market rate.

(2)	Mr. Bluedorn did not become eligible to participate in this plan until January 1, 2008.

(3)	Mr. Schjerven was entitled to a single lump-sum payment of $1,934,223 on June 30, 2007 under the Profit Sharing Restoration Plan. In accordance with Section 409A of the Internal Revenue Code, we paid Mr. Schjerven $1,117,386 on July 23, 2007 and the balance of $816,837, with an actuarial adjustment for the delay in payment, on February 19, 2008.

(4)	Dr. Ashenhurst was entitled to a single lump-sum payment of $765,025 on September 30, 2007 under the Profit Sharing Restoration Plan. In accordance with Section 409A of the Internal Revenue Code, we paid Dr. Ashenhurst $475,719 on October 18, 2008 with the balance of $289,306, with an actuarial adjustment for the delay in payment, to be paid approximately six months later.

Potential Payments Upon Termination or Change of Control

Employment Agreements and Change of Control Employment Agreements

We are party to employment agreements and change of control employment agreements with each NEO who is currently employed by our company. These agreements serve as the basis for the payments and benefits to which each NEO would be entitled in the event of termination of such individual’s employment with our company under the various circumstances described below.

Employment Agreements

The employment agreements with our NEOs establish the basis of compensation and assignments for each NEO and contain post-employment covenants, including protection of confidential information,

prohibition on the diversion of employees, vendors and contractors and the solicitation of customers for a period of 24 months following termination of employment with our company. These agreements also establish binding arbitration as the mechanism for resolving disputes. On January 1 of each year, the agreements automatically renew for an additional year, unless either party notifies the other, in writing, at least 30 days prior to such date, of a decision not to renew the agreement. Except as otherwise provided, the terms and conditions of our employment agreement with each NEO are substantially identical.

Change of Control Employment Agreements

Our change of control employment agreements, the terms and conditions of which are substantially identical, provide for certain benefits under specified circumstances if a NEO’s employment is terminated following a change of control transaction involving our company. The agreements require the NEO to maintain the confidentiality of our information and, for a period of 24 months following termination of employment, to avoid any attempts to induce our employees to terminate their employment with our company.

Payments Made Upon Voluntary Termination

If a NEO voluntarily terminates his or her employment with our company, he or she will be entitled to receive base salary through the last day of employment and a lump-sum payment equal to unused, accrued vacation days. In addition, all of the NEO’s outstanding stock options, SARs, RSUs and PSUs will terminate on the NEO’s last day of employment.

Payments Made Upon For Cause Termination

If we terminate a NEO for cause, he or she will be entitled to receive base salary through the last day of employment and a lump-sum payment equal to unused, accrued vacation days. All of the NEO’s outstanding stock options, SARs, RSUs and PSUs will terminate on the NEO’s last day of employment.

Payments Made Upon Retirement

If a NEO retires, he or she will be entitled to receive base salary through the last day of employment, a pro rata payment under our short-term incentive programs based on the NEO’s last day of employment and a lump-sum payment equal to unused, accrued vacation days. In addition, with respect to long-term incentive awards:

•	all stock options and SARs granted prior to December 2007 will vest immediately and remain exercisable for the remainder of the term of the award;

•	for SARs granted in December 2007, unvested awards will terminate on the NEO’s last day of employment and vested awards will remain exercisable for the remainder of the term of the award;

•	for RSUs granted prior to December 2007, the NEO will receive all shares upon expiration of the applicable vesting period as if he or she had continued employment with our company;

•	for RSUs granted in December 2007, the NEO will receive a prorated portion of shares based on the date of retirement;

•	for PSUs granted prior to January 2003, unvested awards will terminate on the NEO’s last day of employment;

•	for PSUs granted after January 2003 but prior to December 2007, the NEO will be deemed to have continued employment until the end of the applicable performance period, and will receive shares to the extent earned based on achievement of specific performance measures; and

•	for PSUs granted in December 2007, the NEO will receive, to the extent earned based on achievement of specific performance measures, a prorated portion of shares based on the date of retirement at the end of the applicable performance period.

Payments Made Upon Involuntary — Not for Cause Termination

If we terminate a NEO prior to the expiration of his or her employment agreement (including non-renewal of the NEO’s agreement) for any reason other than for cause, the NEO will generally be entitled to receive “normal severance compensation” or, in the NEO’s sole discretion, “enhanced severance benefits.” Under both severance packages:

•	all outstanding, vested stock options and SARs will continue to be exercisable for 90 days following the NEO’s last day of employment; provided, however, to the extent such award is not vested on the NEO’s last day of employment, the remaining unexercisable portion of the award will terminate as of such date; and

•	unvested RSUs and PSUs will generally terminate on the NEO’s last day of employment.

Normal Severance Compensation.  If the NEO elects to receive “normal severance compensation,” he or she will receive monthly payments equal to the greater of his or her monthly base salary for the remainder of the employment agreement’s term or three months of his or her monthly base salary in addition to any other compensation or benefits applicable to an employee at the NEO’s level, including a lump-sum payment equal to unused, accrued vacation days.

Enhanced Severance Benefits.  If the NEO agrees to execute a written general release of any and all possible claims against us existing at the time of termination, we will provide the employee with “enhanced severance benefits.” Payments provided under this severance package, which are dependent on years of service with our company, generally include the following:

Component	Less Than Three Years of Service	Three or More Years of Service

Base Salary	One year of base salary	Two years of base salary
Short-Term Incentive	Lump-sum payment equal to all payments under our short-term incentive programs received by the NEO in the previous 12 months	Lump-sum payment equal to all payments under our short-term incentive programs received by the NEO in the previous 24 months
Payment in Lieu of Outplacement Services	Lump-sum payment equal to 10% of current base salary	Same
Payment in Lieu of Perquisites	Lump-sum payment equal to 10% of current base salary	Same
Post-Employment Health Care Coverage	Payment of COBRA premiums for up to 18 months while the NEO is unemployed and not eligible for other group health coverage and payment of the equivalent of such premium for up to an additional six months, on a month-to-month basis, should the NEO remain unemployed	Same
Death Benefit	If the NEO dies during the enhanced severance period, a lump-sum death benefit equal to six months of the NEO’s base salary will be paid to the NEO’s beneficiary	Same
Accrued Vacation	A lump-sum payment equal to unused, accrued vacation days	Same

Payments Made Upon Death or Disability

Generally, if a NEO dies during the term of his or her employment agreement, the NEO’s beneficiary will be entitled to receive “normal severance compensation,” as described above. If a NEO becomes permanently disabled during the agreement term, he or she will generally be entitled to, at the NEO’s option, either “normal severance compensation” or “enhanced severance benefits,” as described above. In the case of either death or disability, with respect to long-term incentive awards:

•	all outstanding stock options and SARs will vest immediately and remain exercisable for the duration of the term;

•	for RSUs, the NEO, or his or her beneficiary, will receive a pro rata payment based upon the portion of the vesting period the NEO actually served as an employee of our company;

•	for PSUs granted prior to January 2003, unvested awards will terminate on the NEO’s last day of employment; and

•	for PSUs granted after January 2003, the NEO, or his or her beneficiary, will receive a pro rata payment of the earned award based on achievement of specific performance measures.

Payments Made to Mr. Bluedorn if he Terminates his Employment for “Good Reason,” Upon Involuntary — Not for Cause Termination or Upon Death or Disability

Mr. Bluedorn’s employment agreement provides for certain severance benefits in the event he terminates his employment for “good reason.” “Good reason” includes:

•	any change in Mr. Bluedorn’s position, authority, duties or responsibilities inconsistent with the position of Chief Executive Officer (excluding de minimus and isolated, insubstantial and inadvertent actions taken in good faith and promptly remedied by us after notice);

•	any failure by us to comply with any of the provisions of Mr. Bluedorn’s employment agreement (excluding isolated, insubstantial and inadvertent actions taken in good faith and promptly remedied by us after notice);

•	we require him to be based at any office or location other than our current headquarters in Richardson, Texas;

•	any purported termination by us of Mr. Bluedorn’s employment otherwise than as expressly permitted by his employment agreement; or

•	any failure by our Board of Directors to nominate him for election as a director.

Pursuant to his employment agreement, in the event (1) Mr. Bluedorn terminates his employment for “good reason,” or (2) we terminate him prior to the expiration of his employment agreement (including non-renewal of his agreement) for any reason other than for cause; or (3) Mr. Bluedorn dies or becomes permanently disabled during the term of his employment agreement, he (or his beneficiary, as applicable) will be entitled to receive “enhanced severance benefits” as described above under “Payments Made Upon Involuntary — Not For Cause Termination,” provided he (or his personal representative, as applicable) agrees to execute a written general release of any and all possible claims against us existing at the time of termination. However, unlike the other NEOs, he will receive two years of base salary without regard to years of service with our company and, (X) if Mr. Bluedorn’s employment with us is terminated before the second anniversary of his employment, he will be entitled to receive an amount equal to two times his then current short-term incentive target payout opportunity; or (Y) if Mr. Bluedorn’s employment with us is terminated on or after his second anniversary of employment, he will receive the total of any payouts under our short-term incentive programs actually paid to him during the preceding 24-month period.

In the case of either death or permanent disability, Mr. Bluedorn’s long-term incentive awards will vest, remain exercisable and be paid or distributed as described above under “Payments Made Upon Death or Disability.”

Payments Made Upon a Change of Control

The employment rights of the NEOs under the change of control employment agreements would be triggered by either a change of control or a potential change of control, as described below.

A “change of control” generally includes the occurrence of any of the following events:

(a) any person, other than specified exempt persons, which includes our company and our subsidiaries and employee benefit plans, becoming a beneficial owner of 35% or more of the shares of our voting securities;

(b) a change in the identity of a majority of our Board of Directors, unless approved by a majority of the incumbent members of our Board of Directors;

(c) approval by the stockholders of a reorganization, merger or consolidation in which:

(1) existing stockholders would own 65% or less of the voting securities of the surviving entity;

(2) any person, other than specified exempt persons, would own 35% or more of the voting securities of the surviving entity; and

(3) less than a majority of the board of the surviving entity would consist of the then incumbent members of our Board of Directors; or

(d) approval by our stockholders of a liquidation or dissolution of our company, unless such liquidation or dissolution involves a sale to a company where, following such transaction:

(1) more than 65% of the voting securities of such company would be owned by existing stockholders;

(2) no person, other than specified exempt persons, would own 35% or more of the voting securities of such company; and

(3) at least a majority of the board of directors of such company would consist of the then incumbent members of our Board of Directors.

A “potential change of control” generally includes any of the following events:

(a) commencement of a tender or exchange offer for voting stock that, if consummated, would result in a change of control;

(b) our company entering into an agreement which, if consummated, would constitute a change of control;

(c) commencement of an election contest subject to the Securities and Exchange Commission’s proxy rules; or

(d) occurrence of any other event that our Board of Directors determines could result in a change of control.

During the term of the change of control employment agreement, a NEO’s position, authority, duties and responsibilities may not be diminished and all forms of compensation, including base salary, short-term incentive, regular salaried employee plan benefits and long-term incentive awards, generally must continue on a basis no less favorable than at the beginning of the term of the change of control employment agreement and, in the case of specified benefits, generally must continue on a basis no less favorable in the aggregate than the most favorable application of such benefits to any of our employees.

If we terminate a NEO during the term of his or her change of control employment agreement other than for cause or by reason of death or disability or if the NEO terminates employment with our company for good reason or for any reason during a window period (the 90-day period commencing 366 days after any change of control), we will pay or provide such NEO the following amounts and benefits, depending on the NEO’s years of service with our company:

Component	Less Than Three Years of Service	Three or More Years of Service

Prorated Bonus	Lump-sum payment equal to the highest bonus paid to the NEO during the previous three years, prorated based on the last day of employment	Same

Base & Bonus Severance	Lump-sum payment equal to one and one-half times the NEO’s annual base salary plus one and one-half times the highest annual bonus paid to the NEO	Lump-sum payment equal to three times the NEO’s annual base salary plus three times the highest annual bonus paid to the NEO during the previous three years

Payment in Lieu of Long-Term Incentives	Lump-sum payment equal to one and one-half times the NEO’s annual base salary plus one and one-half times the highest annual bonus paid to the NEO	Lump-sum payment equal to three times the NEO’s annual base salary plus three times the highest annual bonus paid to the NEO during the previous three years

Payment in Lieu of Outplacement Services	Lump-sum payment equal to 15% of current base salary	Same

Payment in Lieu of Perquisites	Lump-sum payment equal to three times 15% of current base salary	Same

Post-Employment Health Care Coverage	Payment of COBRA premiums for up to 18 months while the NEO is unemployed and not eligible for other group health coverage	Payment of COBRA premiums for up to 36 months while the NEO is unemployed and not eligible for other group health coverage

Supplemental Retirement Plan and Profit Sharing Restoration Plan	One and one-half additional years added to each of the service and age criteria	Three additional years added to each of the service and age criteria

280G Tax Gross-up	If payments made under the change of control employment agreement are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, an additional “gross-up payment”	Same

Accrued Vacation	A lump-sum payment equal to unused, accrued vacation days	Same

In addition, all outstanding stock options, SARs, RSUs and PSUs held by the NEO will immediately vest and become exercisable, with applicable performance measures for outstanding PSUs deemed to have been satisfied at the highest possible level (200% of target). Further, outstanding long-term incentive awards may be exercised by the NEO until the earlier of (1) the third anniversary of the NEO’s termination after the change of control or (2) the date upon which the award would have expired if the NEO continued to be employed by our company for at least two years following the change of control.

The change of control employment agreements also provide for certain benefits if, during the term of an agreement, the NEO’s employment with our company is terminated by reason of death or disability.

Tables Illustrating Potential Payments Upon Termination or Change of Control

The following tables provide information regarding the amount of compensation and benefits to which each NEO would be entitled in the event of termination of such individual’s employment with our company under specified circumstances, including a change of control. Except as otherwise noted, the amounts shown (1) are estimates only and (2) assume that (A) termination was effective as of December 31, 2007; (B) in the case of disability, the NEO elects to receive “enhanced severance benefits;” and (C) in the case of retirement, the NEO is eligible for retirement.

Todd M. Bluedorn

			Involuntary-Not for
			Cause Termination
	Voluntary		Normal	Enhanced			For Cause	Change of
Component	Termination	Retirement	Severance	Severance(1)	Death	Disability	Termination	Control
Base Salary	$0	$0	$200,000	$1,600,000	$1,600,000	$1,600,000	$0	$ N/A
Prorated Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	816,000
Bonus	0	0	0	1,632,000	1,632,000	1,632,000	0	N/A
Base & Bonus Severance	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2,424,000
Payment in Lieu of Long-Term Incentives	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2,424,000
Payment in Lieu of Outplacement	0	0	0	80,000	80,000	80,000	0	120,000
Payment in Lieu of Perquisites	0	0	0	80,000	80,000	80,000	0	360,000
Post-Employment Health Care Coverage	0	0	0	22,166	14,025	22,166	0	32,156
Long-Term Equity Accelerated Vesting(2)	0	4,517,036	0	0	2,002,054	2,002,054	0	10,388,901
Incremental Payment Under Supplemental Retirement Plan and Consolidated Pension Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6,267,076
Unused, Accrued Vacation(3)	153,846	153,846	153,846	153,846	153,846	153,846	153,846	153,846

TOTAL	$153,846	$4,670,882	$353,846	$3,568,012	$5,561,925	$5,570,066	$153,846	$22,985,979

(1)	The amounts shown reflect the same severance benefits that would be provided to Mr. Bluedorn if he terminated employment with our company for “good reason” under his employment agreement.

(2)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the closing price of our common stock on December 31, 2007, which was $41.42.

(3)	On December 31 of each year, employees accrue vacation for the following year. The amounts shown represent a lump-sum payment for five weeks of vacation in 2007 (assuming the NEO did not take any vacation days in 2007) and five weeks of accrued vacation for 2008. Actual payouts may vary depending on the specific circumstances.

Susan K. Carter

			Involuntary-Not for
			Cause Termination
	Voluntary		Normal	Enhanced			For Cause	Change of
Component	Termination	Retirement	Severance	Severance	Death	Disability	Termination	Control

Base Salary	$0	$0	$113,572	$908,574	$113,572	$908,574	$0	$ N/A
Prorated Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	702,441
Bonus	0	0	0	1,347,735	0	1,347,735	0	N/A
Base & Bonus Severance	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3,470,184
Payment in Lieu of Long-Term Incentives	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3,470,184
Payment in Lieu of Outplacement	0	0	0	45,429	0	45,429	0	68,143
Payment in Lieu of Perquisites	0	0	0	45,429	0	45,429	0	204,429
Post-Employment Health Care Coverage	0	0	0	19,601	0	0	0	43,927
Long-Term Equity Accelerated Vesting(1)	0	4,068,002	0	0	2,208,377	2,208,377	0	5,536,008
Incremental Payment Under Supplemental Retirement Plan and Consolidated Pension Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A	618,120
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5,208,348
Unused, Accrued Vacation(2)	87,363	87,363	87,363	87,363	87,363	87,363	87,363	87,363

TOTAL	$87,363	$4,155,365	$200,935	$2,454,130	$2,409,312	$4,642,907	$87,363	$19,409,147

(1)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the closing price of our common stock on December 31, 2007, which was $41.42.

(2)	On December 31 of each year, employees accrue vacation for the following year. The amounts shown represent a lump-sum payment for five weeks of vacation in 2007 (assuming the NEO did not take any vacation days in 2007) and five weeks of accrued vacation for 2008. Actual payouts may vary depending on the specific circumstances.

Scott J. Boxer

			Involuntary-Not for
			Cause Termination
	Voluntary		Normal	Enhanced			For Cause	Change of
Component	Termination	Retirement	Severance	Severance	Death	Disability	Termination	Control

Base Salary	$0	$0	$121,308	$970,467	$121,308	$970,467	$0	$ N/A
Prorated Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	696,133
Bonus	0	0	0	1,242,544	0	1,242,544	0	N/A
Base & Bonus Severance	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3,544,099
Payment in Lieu of Long-Term Incentives	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3,544,099
Payment in Lieu of Outplacement	0	0	0	48,523	0	48,523	0	72,785
Payment in Lieu of Perquisites	0	0	0	48,523	0	48,523	0	218,355
Post-Employment Health Care Coverage	0	0	0	30,709	0	0	0	59,951
Long-Term Equity Accelerated Vesting(1)	0	3,239,602	0	0	1,927,205	1,927,205	0	7,104,583
Incremental Payment Under Supplemental Retirement Plan and Consolidated Pension Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A	701,557
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5,201,111
Unused, Accrued Vacation(2)	93,314	93,314	93,314	93,314	93,314	93,314	93,314	93,314

TOTAL	$93,314	$3,332,916	$214,622	$2,434,081	$2,141,827	$4,330,577	$93,314	$21,235,988

(1)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the closing price of our common stock on December 31, 2007, which was $41.42.

(2)	On December 31 of each year, employees accrue vacation for the following year. The amounts shown represent a lump-sum payment for five weeks of vacation in 2007 (assuming the NEO did not take any vacation days in 2007) and five weeks of accrued vacation for 2008. Actual payouts may vary depending on the specific circumstances.

William F. Stoll, Jr.

			Involuntary-Not for
			Cause Termination
	Voluntary		Normal	Enhanced			For Cause	Change of
Component	Termination	Retirement	Severance	Severance	Death	Disability	Termination	Control

Base Salary	$0	$0	$99,375	$795,003	$99,375	$795,003	$0	$ N/A
Prorated Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	614,637
Bonus	0	0	0	1,208,987	0	1,208,987	0	N/A
Base & Bonus Severance	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3,036,414
Payment in Lieu of Long-Term Incentives	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3,036,414
Payment in Lieu of Outplacement	0	0	0	39,750	0	39,750	0	59,625
Payment in Lieu of Perquisites	0	0	0	39,750	0	39,750	0	178,876
Post-Employment Health Care Coverage	0	0	0	30,709	0	0	0	59,684
Long-Term Equity Accelerated Vesting(1)	0	3,237,646	0	0	1,913,095	1,913,095	0	4,576,046
Incremental Payment Under Supplemental Retirement Plan and Consolidated Pension Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A	644,982
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4,555,059
Unused, Accrued Vacation(2)	76,443	76,443	76,443	76,443	76,443	76,443	76,443	76,443

TOTAL	$76,443	$3,314,089	$175,818	$2,190,642	$2,088,913	$4,073,028	$76,443	$16,838,181

(1)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the closing price of our common stock on December 31, 2007, which was $41.42.

(2)	On December 31 of each year, employees accrue vacation for the following year. The amounts shown represent a lump-sum payment for five weeks of vacation in 2007 (assuming the NEO did not take any vacation days in 2007) and five weeks of accrued vacation for 2008. Actual payouts may vary depending on the specific circumstances.

NEOs Whose Employment With Our Company Ended During 2007

Linda A. Goodspeed

As previously indicated, Ms. Goodspeed’s employment with our company ended effective as of the close of business on December 31, 2007. The following table reflects actual payments made, or to be made, as the case may be, to Ms. Goodspeed in connection with our non-renewal of her employment agreement.

Component	Payment

Severance (Base Salary)(1)	$768,240
Severance (Short-Term Incentive)	1,157,048
Payment in Lieu of Perquisites	38,412
Post-Employment Health Care Coverage	22,166
Payment in Lieu of Outplacement Services	38,412
Unused, Accrued Vacation	36,936

TOTAL	$2,061,214

(1)	In accordance with Section 409A of the Internal Revenue Code, we will pay Ms. Goodspeed $192,060 on July 1, 2008. The balance will be paid in equal monthly payments of $32,010 for 18 months beginning August 1, 2008.

Robert E. Schjerven

As previously indicated, Mr. Schjerven retired from our company effective June 30, 2007. In connection with his retirement, we paid Mr. Schjerven $95,218 for unused, accrued vacation. In addition, all of Mr. Schjerven’s long-term incentive awards, except for PSUs granted prior to 2003, vested and will be distributed, as applicable, as described above under “Payments Made Upon Retirement.”

Harry J. Ashenhurst, Ph.D.

As previously indicated, Dr. Ashenhurst’s employment with our company ended effective as of September 30, 2007. We reached a negotiated settlement with Dr. Ashenhurst with respect to our obligations under his employment agreement, as amended in March 2006, pursuant to which we agreed to pay Dr. Ashenhurst $8,650,000. This amount was paid in three installments: $111,006 on October 5, 2007; $558,314 on December 18, 2007; and $7,980,680 on April 1, 2008.

DIRECTOR COMPENSATION

We use a combination of cash, stock and long-term incentive awards to compensate members of our Board of Directors. Pursuant to our Corporate Governance Guidelines, all directors are strongly encouraged to own stock having a value of at least three times the value of their annual retainer within three years of election and stock having a value of at least four times the value of their annual retainer within five years of election. Directors who are also employees of our company do not receive any additional compensation for serving on our Board.

2007 Annual Retainer and Meeting Fees

In 2007, we paid our non-employee directors as follows:

			Board	Committee	Director
	Board	Committee	Meeting	Meeting	Education
	Retainer	Chair Retainer	Attendance	Attendance	Session

Non-Employee	$65,000, with	• Audit: $15,000	$1,500 for	$1,200 for	$1,500
Directors, Other	up to $45,000	• Compensation and	each meeting day	attendance in
than the	payable in	Human Resources:	attended in	person
Chairman of the	cash and the	$10,000	person
Board:	remainder	• Board Governance:		$750 for
	payable in	$10,000	$1,000 for	telephonic
	common stock	• Pension and Risk	telephonic	meeting
		Management: $6,000	meeting
• Technology and
Acquisition: $6,000
• Public Policy: $6,000

Chairman of the	$130,000, with	N/A	$3,000 for	$50,000	$3,000
Board:	up to $90,000		each meeting
	payable in		day attended in
	cash and the		person
remainder
	payable in		$2,000 for
	common stock		telephonic
meeting

As Chairman of the Board, Mr. Thompson has additional responsibilities that result in his greater compensation, such as attending Board committee meetings and presiding over executive session meetings.

In addition, all non-employee directors received reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board or a Board committee. Directors’ fees are paid on a quarterly basis.

Non-Employee Directors’ Compensation and Deferral Plan

Under the Non-Employee Directors’ Compensation and Deferral Plan, non-employee directors may receive all or a portion of their annual retainer for service on the Board in the form of company common stock. In 2007, non-employee directors were required to take at least $20,000 of their annual retainer in stock under this plan.

Under the cash deferral component of the plan, when a participating non-employee director terminates his or her service on our Board, the value of the director’s account is paid in a cash lump-sum, or if elected by the director in the year prior to his or her termination of service, the director may receive payments in the form of annual installments over a three-year period. Notwithstanding the foregoing, the value of a director’s account will be paid when the director reaches the age of 70 or upon his or her termination of service due to disability or severe financial hardship, as determined by the Compensation and Human Resources

Committee. If a participating director dies at any time prior to the complete distribution of his or her account, the remaining unpaid value will be paid to the director’s beneficiary. Ms. Alvarado is the only director with an account balance under the plan. Such account bears interest at an annual rate equal to the prime rate charged by our lenders plus 1%. In December 2006, our Board of Directors voted to freeze the deferral component of the plan.

2007 Long-Term Incentive Compensation

As part of an effort to make our non-employee directors’ long-term incentive compensation more competitive with industry trends, in December 2007, the non-employee directors received 100% of their long-term incentive delivered value in the form of RSUs under the 1998 Plan instead of a combination of RSUs and SARs. Each non-employee director, other than the Chairman, was awarded 2,800 RSUs. The Chairman was awarded 5,600 RSUs. Generally, the RSUs vest three years following the date of grant provided that the director remains on our Board throughout the vesting period.

Pursuant to the 1998 Plan, no non-employee director may be granted, during any calendar year, stock awards consisting of more than 40,000 shares of our common stock; provided, however that a non-employee Chairman of the Board may be granted up to 200,000 shares.

Retirement and Health and Welfare Plans

We provide a retirement plan for non-employee directors who were active Board members prior to 1998 under the Directors’ Retirement Plan and afford such directors access to our health and welfare plans. The Directors’ Retirement Plan provides for the continuation of the maximum cash component of the director’s annual retainer at the time of retirement for the life of the individual. Ms. Alvarado, Mr. Byrne, Mr. Major and Mr. Thompson are the only active Board members that currently participate in this plan. Our health and welfare programs are provided to participating directors under the same terms and provisions as provided to other employees. Mr. Byrne and Mr. Major are the only active Board members that currently participate in our health and welfare programs.

2007 Perquisites and Other Compensation

In 2007, non-employee directors were entitled to:

•	receive up to $5,000 of tax and financial planning services;

•	participate in our employee purchase program, which provides discounts on residential heating and air conditioning equipment, accessories and supplies;

•	receive a comprehensive physical examination paid for or reimbursed by our company; and

•	participate in our employee matching charitable contribution program, pursuant to which we match the director’s charitable contributions in an amount up to $1,000 per year.

Fiscal 2007 Director Compensation

The following table provides information regarding compensation earned in 2007 by each individual who served as a member of our Board in 2007.

				Change in Pension Value
	Fees Earned		Option/SAR	and Nonqualified
	or Paid in	Stock	Awards	Deferred Compensation	All Other
Name	Cash ($)(1)	Awards ($)(2)	($)(2)	Earnings ($)(3)	Compensation ($)(4)	Total

Richard L. Thompson	$130,525	$2,603	$10,096	$ 0	$74,125	$217,349
Todd M. Bluedorn(5)	N/A	N/A	N/A	N/A	N/A	N/A
Robert E. Schjerven(5)	N/A	N/A	N/A	N/A	N/A	N/A
Linda G. Alvarado	62,835	32,364	43,953	0	23,068	162,220
Steven R. Booth	66,135	32,364	43,953	N/A	19,965	162,417
Thomas W. Booth(6)	N/A	N/A	N/A	N/A	N/A	N/A
James J. Byrne(7)	96,671	1,301	10,096	0	38,056	146,124
Janet K. Cooper	71,935	32,364	43,953	N/A	27,423	175,675
C.L. (Jerry) Henry	29,869	32,364	43,953	N/A	69,190	175,376
John E. Major	74,597	1,301	10,096	0	49,353	135,347
John W. Norris, III	66,135	32,364	43,953	N/A	20,965	163,417
Paul W. Schmidt	33,035	32,364	33,857	N/A	83,376	182,632
Terry D. Stinson	23,644	32,364	43,953	N/A	81,427	181,388
Jeffrey D. Storey, M.D.	14,744	17,207	15,749	N/A	64,906	112,606

(1)	The amounts shown reflect cash payments only. Fees paid in stock are reported in the “All Other Compensation” column.

(2)	The amounts shown represent the compensation costs (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS No. 123R, in connection with RSUs (see “Stock Awards” column) and SARs (see “Option/SAR Awards” column) granted under the 1998 Plan. Therefore, such amounts may include compensation costs for awards granted in and prior to 2007. Assumptions used in calculating these amounts are included in note 14 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2008.

The following table provides information regarding the aggregate number of outstanding RSUs, stock options and SARs held by each non-employee director as of December 31, 2007. RSUs generally vest on the third anniversary of the date of grant and all stock options and SARs vest in one-third increments on each anniversary of the date of grant. Stock options granted prior to 2000 expire 10 years from the date of grant and stock options and SARs granted after 2000 expire seven years from the date of grant.

		Aggregate Options/SARs
	Aggregate RSUs Outstanding as of	Outstanding as of
Name	December 31, 2007 (# of shares)	December 31, 2007 (# of shares)

Richard L. Thompson	11,018	89,483
Linda G. Alvarado	5,896	69,075
Steven R. Booth	5,896	59,175
James J. Byrne	5,896	57,727
Janet K. Cooper	5,896	59,175
C.L. (Jerry) Henry	5,896	59,175
John E. Major	5,896	22,929
John W. Norris, III	5,896	35,344
Paul W. Schmidt	5,896	9,798
Terry D. Stinson	5,896	72,332
Jeffrey D. Storey, M.D.	4,347	4,706

The grant date fair value of RSUs granted to non-employee directors in 2007, calculated in accordance with SFAS No. 123R, is as follows:

		RSUs Granted in	Grant Date Fair Value	Grant Date Fair
	Grant Date	2007 (#)	Per Share ($) (a)	Value ($)

Chairman of the Board	December 7, 2007	5,600	$33.465	$187,404
All Other Non-Employee Directors	December 7, 2007	2,800	33.465	93,702

(a)	Based on the dividend discounted value of the average of the high and low trading prices of our common stock on the date of the grant, which was $35.14.

(3)	The amounts shown reflect the following negative changes in the present value of benefits: Mr. Thompson — ($59,616); Ms. Alvarado — ($8,897); Mr. Byrne — ($26,680); and Mr. Major — ($35,226). The present value of benefits for each participant decreased primarily due to a significant discount rate change from 5.89% in 2006 to 6.48% in 2007. The present value of Ms. Alvarado’s benefits also decreased because of an assumption change relating to the payment date. The amount shown for Ms. Alvarado includes $5,418 in above market interest earned on her deferred compensation account balance.

(4)	The amounts shown include perquisites and other compensation, based on the incremental cost to our company. The following table identifies the separate amounts attributable to each category of perquisites and other compensation in 2007 for each non-employee director.

	Tax		Matching	Portion of Annual
	and Financial	Physical	Charitable	Retainer Paid
Name	Planning	Exam	Contributions	in Stock (a)	Total

Richard L. Thompson	$1,650	$0	$0	$72,475	$74,125
Linda G. Alvarado(b)	0	3,103	0	19,965	23,068
Steven R. Booth	0	0	0	19,965	19,965
James J. Byrne	1,918	1,459	0	34,679	38,056
Janet K. Cooper(b)	2,600	3,858	1,000	19,965	27,423
C.L. (Jerry) Henry	3,250	0	1,000	64,940	69,190
John E. Major(c)	15,000	0	1,000	33,353	49,353
John W. Norris, III	0	0	1,000	19,965	20,965
Paul W. Schmidt(c)	2,470	0	1,000	79,906	83,376
Terry D. Stinson	3,916	2,105	500	74,906	81,427
Jeffrey D. Storey, M.D.	0	0	0	64,906	64,906

(a)	The amounts shown are based on the average of the high and low trading prices of our common stock on the last business day of each quarter in 2007.

(b)	The “physical exams” for Ms. Alvarado and Ms. Cooper were completed in 2007 and paid by us in January 2008.

(c)	Mr. Major’s “tax and financial planning” services include reimbursements for 2005, 2006 and 2007, all of which were paid by us in 2007. Mr. Schmidt’s “tax and financial planning” services include a reimbursement for 2006, which was paid by us in 2007.

(5)	Each of Mr. Bluedorn’s and Mr. Schjerven’s compensation for 2007 is disclosed in the Summary Compensation Table. Neither individual received compensation for service on our Board during 2007. Mr. Bluedorn was elected to our Board on April 2, 2007 and Mr. Schjerven resigned from our Board effective as of the same date.

(6)	Mr. T. Booth serves as Vice President of Operations Services of Service Experts Inc., one of our subsidiaries. He did not receive any compensation for service on our Board during 2007. Please refer to “Certain Relationships and Related Party Transactions” for information regarding compensation paid to Mr. T. Booth in his capacity as Vice President of Operations Services of Service Experts.

(7)	The amount shown for “Fees Earned or Paid in Cash” includes $30,000 for Mr. Byrne’s service as Chairman of the Board’s CEO Search Committee.

EQUITY COMPENSATION PLAN INFORMATION

We currently administer two equity compensation plans: the 1998 Plan and the Non-Employee Directors’ Compensation and Deferral Plan. The following table provides information as of December 31, 2007 regarding shares of our common stock that may be issued under our equity compensation plans.

Number of Securities
	to be Issued Upon	Weighted-Average	Number of Securities
	Exercise of	Exercise Price of	Remaining Available
	Outstanding	Outstanding	for Future Issuance
	Options, Warrants	Options, Warrants	Under Equity
Plan Category	and Rights(1)(2)	and Rights(3)	Compensation Plans(4)

Equity compensation plans approved by security holders	6,334,219	$22.36	6,309,239
Equity compensation plans not approved by security holders	—	—	—

TOTAL	6,334,219	$22.36	6,309,239

(1)	Includes the following:

• 2,144,100 shares of common stock to be issued upon exercise of outstanding stock options granted under the 1998 Plan;

• 2,199,702 SARs granted under the 1998 Plan, which, upon exercise, will be settled in shares of our common stock;

• 731,689 shares of common stock to be issued upon the vesting of RSUs outstanding under the 1998 Plan; and

•   1,258,728 PSUs granted under the 1998 Plan, which, for PSUs granted after 2003, includes the number of shares of our common stock that will be issued assuming we meet the target performance goals for the applicable three-year performance period and, for PSUs granted prior to 2003, includes the number of shares of our common stock that will be issued at the end of the applicable ten-year vesting period.

The following table illustrates the number of shares of our common stock that may be issued pursuant to outstanding PSUs and the number of shares that may be available for future issuance under our equity compensation plans if our performance falls below or exceeds our target performance goals:

	Performance Level
	Below Threshold	Threshold	Target	Maximum

Shares to be Issued Pursuant to Outstanding PSUs	0	629,364	1,258,728	2,517,455
Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans	7,567,966	6,938,602	6,309,239	5,050,511

(2)	Excludes approximately 49,141 shares of common stock to be issued upon exercise of outstanding stock options originally granted under five equity compensation plans adopted by Service Experts Inc., one of our subsidiaries. We assumed such options, which have a weighted-average exercise price of $38.57 per share, in connection with our acquisition of Service Experts in 2000. No additional options will be granted under Service Experts’ equity compensation plans.

(3)	Excludes PSU and RSU awards because such awards have no exercise price.

(4)	Assuming, with respect to outstanding PSUs, we meet target performance goals for the applicable three-year performance period, includes 5,934,004 shares of common stock available for issuance under the 1998 Plan, of which 5,030,094 shares are available for awards to employees and independent contractors and 903,910 shares are available for awards to non-employee directors; 315,733 shares of common stock available for issuance under the Non-Employee Directors’ Compensation and Deferral Plan and 59,502 shares of common stock reserved for issuance under the Employee Stock Purchase Plan, which is no longer active.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

All related party transactions must be approved in accordance with the Related Party Transactions Policy adopted by our Board of Directors. Subject to limited exceptions, the written policy generally covers all transactions between our company and any director or executive officer, including their immediate family members and affiliates, as well as stockholders holding more than five percent of our common stock. Our Audit Committee is generally responsible for approving all related party transactions, which must be on terms that are fair to our company and comparable to those that could be obtained in arm’s length dealings with an unrelated third party. In the event management recommends any related party transaction in between regularly scheduled Audit Committee meetings, such transactions may be presented to the Chairman of the Audit Committee for approval, subject to ratification by the Audit Committee at the next regularly scheduled meeting. In the event a related party transaction involves one or more members of the Audit Committee, the transaction must be approved by an ad hoc committee appointed by the Board and composed entirely of independent and disinterested directors. Notwithstanding the foregoing, a related party transaction involving compensation must be approved by our Compensation and Human Resources Committee and does not require approval by the Audit Committee.

As previously announced, on March 16, 2007, we entered into an agreement with A.O.C. Corporation (“AOC”) to issue up to 2,239,589 shares of our common stock in exchange for 2,695,770 shares of our common stock owned by AOC. Upon completion of the transaction on September 11, 2007, we acquired 2,695,770 shares of our common stock owned by AOC in exchange for 2,239,563 newly issued shares of our common stock. The transaction reduced the number of outstanding shares of our common stock by 456,207 shares, at minimal cost to us. Following the issuance and exchange of our common stock, AOC distributed the newly acquired shares of our common stock pro rata to its shareholders. The issuance, exchange and liquidating distribution are referred to as the “AOC Transaction.” Based on the closing price of our common stock on September 11, 2007, the 2,239,563 shares of our common stock issued pursuant to the AOC Transaction were valued at approximately $75,137,339.

Steven R. Booth, Thomas W. Booth, John W. Norris, III and Jeffrey D. Storey, M.D., each a member of our Board of Directors, had certain interests with respect to the AOC Transaction. The table below lists (1) each of such interested directors, together with any immediate family member of such director who had a similar interest (we refer to such individuals as the “Related Persons”); (2) the basis for which such individual is a Related Person; (3) such person’s percentage ownership of AOC; (4) the number of shares of our common stock received by such individual pursuant to the AOC Transaction; and (5) the approximate dollar value of such shares.

			Number of Shares	Approximate Dollar
			of Our Common	Value of the Shares
			Stock Received	of Our Common Stock
		Percentage	Pursuant to	Received Pursuant
Name of	Basis on which the	Ownership	the AOC	to the AOC
the Related Person	Individual is a Related Person	of AOC(%)(1)	Transaction (#)	Transaction ($)(2)

Steven R. Booth	Director of our company	1.02%	22,732	$762,659
Thomas W. Booth	Director of our company President and director of AOC	1.02	22,732	762,659
Richard W. Booth	Father of Steven R. Booth and Thomas W. Booth Treasurer and Director of AOC	8.69	194,588	6,528,427
Richard W. Booth Trust	Thomas W. Booth has voting control of the trust	0.60	13,457	451,482
Nancy E. Roman	Sister of Steven R. Booth and Thomas W. Booth	1.02	22,732	762,659

			Number of Shares	Approximate Dollar
			of Our Common	Value of the Shares
			Stock Received	of Our Common Stock
		Percentage	Pursuant to	Received Pursuant
Name of	Basis on which the	Ownership	the AOC	to the AOC
the Related Person	Individual is a Related Person	of AOC(%)(1)	Transaction (#)	Transaction ($)(2)

John W. Norris, III	Director of our company	0.05	1,091	36,603
John W. Norris, Jr.	Father of John W. Norris, III and the holder of more than 5% of the outstanding shares of our common stock	0.14	3,091	103,703
Julie Ann Norris	Sister of John W. Norris, III and trustee for the Julie Ann Norris Living Trust	0.11	2,364	79,312
Jeffrey C. Norris	Brother of John W. Norris, III	0.11	2,364	79,312
Robert W. Norris	Brother of John W. Norris, Jr.	0.14	3,091	103,703
Megan E. Norris	Sister of John W. Norris, Jr.	2.83	63,286	2,123,245
Jeffrey D. Storey, M.D.	Director of our company	—	—	—
Lynn B. Storey	Mother of Jeffrey D. Storey, M.D.	6.69	149,851	5,027,501

TOTAL			501,379	$16,821,265

(1)	Based on 12,315 shares of AOC common stock outstanding on September 11, 2007.

(2)	Based on the closing price of our common stock on September 11, 2007, which was $33.55.

There were no special benefits provided for any of the Related Persons described above under the AOC Transaction. Each Related Person’s participation in the AOC Transaction arose out of his or her ownership of common stock of AOC and was on the same basis as all other shareholders of AOC.

Thomas W. Booth, a current member of our Board of Directors whose term will expire at the 2008 Annual Meeting of Stockholders, is the brother of Steven R. Booth, who also serves on our Board. In addition, Mr. T. Booth serves as Vice President of Operations Services for Service Experts Inc., one of our subsidiaries. In this capacity, in 2007, Mr. T. Booth received the following compensation from our company: (1) base salary of $174,597; (2) short-term incentive awards totaling $134,244 (which were earned in 2007 and paid on March 14, 2008); (3) long-term incentive awards consisting of 1,383 PSUs, 830 RSUs and 2,247 SARs; and (4) perquisites and health and retirement benefits commensurate with those provided to other vice presidents of our company.

Compensation Committee Interlocks and Insider Participation

During 2007, no member of the Compensation and Human Resources Committee was an officer or employee of our company or any of our subsidiaries. In addition, none of our executive officers served on the board of directors or on the compensation committee of any other entity, for which any executive officers of such other entity served either on our Board or on our Compensation and Human Resources Committee.

OWNERSHIP OF COMMON STOCK

The following table provides information regarding the beneficial ownership of our common stock as of February 1, 2008 by the following persons:

•	each of our NEOs;

•	each of our directors;

•	our NEOs, other executive officers and directors, as a group; and

•	each person known by us to own more than 5% of the outstanding shares of our common stock.

Beneficial ownership includes direct and indirect ownership of shares of our common stock, including rights to acquire beneficial ownership of shares upon the exercise of stock options or SARs exercisable as of February 1, 2008 and that would become exercisable within 60 days of such date. To our knowledge and unless otherwise indicated, each stockholder listed below has sole voting and investment power over the shares listed as beneficially owned by such stockholder. Percentage of ownership is based on 60,560,564 shares of common stock outstanding as of February 1, 2008. Unless otherwise indicated, all stockholders listed below have an address in care of our principal executive offices, which are located at 2140 Lake Park Blvd., Richardson, Texas 75080.

		Stock Options/SARs
	Shares Beneficially	Exercisable Within		Percent
Name of Beneficial Owner	Owned (#)(1)	60 Days(#)	Total(#)	of Class(%)

Todd M. Bluedorn	143,295	16,008	159,303	*	%
Linda G. Alvarado(2)	17,803	64,239	82,042	*
Harry J. Ashenhurst, Ph.D.	9,419	0	9,419	*
Steven R. Booth(3)	2,789,389	54,339	2,843,728	4.69
Thomas W. Booth(4)	2,806,296	35,962	2,842,258	4.69
Scott J. Boxer	364,002	242,889	606,891	1.00
James J. Byrne	56,341	52,891	109,232	*
Susan K. Carter	132,705	17,995	150,700	*
Janet K. Cooper	24,908	54,339	79,247	*
Linda A. Goodspeed	65,442	73,117	138,559	*
C. L. (Jerry) Henry	24,471	54,339	78,810	*
John E. Major	40,689	18,093	58,782	*
John W. Norris, III(5)	324,878	30,508	355,386	*
Robert E. Schjerven	660,578	308,781	969,359	1.59
Paul W. Schmidt	14,355	4,962	19,317	*
Terry D. Stinson	11,935	67,496	79,431	*
William F. Stoll, Jr.	139,194	27,065	166,259	*
Jeffrey D. Storey, M.D.(6)	236,969	1,568	238,537	*
Richard L. Thompson(7)	133,781	80,663	214,444	*
All NEOs, other executive officers and directors as a group (25 persons)	6,403,451	1,288,313	7,691,764	12.44
John W. Norris, Jr.(8)	3,969,730	326,839	4,296,569	7.06
Barclays Global Investors, NA(9)	4,758,271	0	4,758,271	7.86

*	Less than 1%

(1)	Includes the following unvested RSUs: Mr. Bluedorn—53,735; Ms. Alvarado—5,896; Mr. S. Booth—5,896; Mr. T. Booth—2,719; Mr. Boxer—24,356; Mr. Byrne—5,896; Ms. Carter—44,356; Ms. Cooper—5,896; Mr. Henry—5,896; Mr. Major—5,896; Mr. Norris, III—5,896; Mr. Schjerven—38,373; Mr. Schmidt—5,896; Mr. Stinson—5,896; Mr. Stoll—23,692; Dr. Storey—4,347; Mr. Thompson—11,018; and an aggregate of 101,975 unvested RSUs held by our executive officers who are not NEOs.

Also includes the following unvested and/or unreleased PSUs which, for PSUs granted after 2003, includes the number of shares of our common stock that will be issued assuming we meet the target performance goals for the applicable three-year performance period and, for PSUs granted prior to 2003, includes the number of shares of our common stock that will be issued at the end of the applicable ten-year vesting period: Mr. Bluedorn—89,560; Mr. T. Booth—14,529; Mr. Boxer—123,961; Ms. Carter—66,091; Ms. Goodspeed—25,497; Mr. Schjerven—157,627; Mr. Stoll—64,985; and an aggregate of 239,269 unvested and/or unreleased PSUs held by our executive officers who are not NEOs.

(2)	Includes 8,174 shares held by Cimarron Holdings, LLC, of which Ms. Alvarado is a managing member.

(3)	Includes (a) 1,886,093 shares held by trusts for the benefit of Richard W. Booth and 128,312 shares held by The Booth Family Charitable Lead Annuity Trust, for each of which Mr. S. Booth is a co-trustee (Mr. S. Booth disclaims beneficial ownership of such shares); (b) 642,741 shares held by the Steven R. Booth Trust of which Mr. S. Booth is a co-trustee; and (c) 85,494 shares held by Mr. S. Booth’s children. As co-trustee, Mr. T. Booth may also be considered the beneficial owner of the 1,886,093 shares held by trusts for the benefit of Richard W. Booth and the 128,312 shares held by The Booth Family Charitable Lead Annuity Trust.

(4)	Includes (a) 1,886,093 shares held by trusts for the benefit of Richard W. Booth and 128,312 shares held by The Booth Family Charitable Lead Annuity Trust, for each of which Mr. T. Booth is a co-trustee (Mr. T. Booth disclaims beneficial ownership of such shares); (b) 40,062 shares held by the Thomas W. Booth Trust of which Mr. T. Booth is a co-trustee; and (c) 38,531 shares held by the Kathleen M. Booth Trust and 37,520 shares held by the Carolyn L. Booth Trust, for each of which Mr. T. Booth is the trustee (Mr. T. Booth disclaims beneficial ownership of such shares). As co-trustee, Mr. S. Booth may also be considered the beneficial owner of the 1,886,093 shares held by trusts for the benefit of Richard W. Booth and the 128,312 shares held by The Booth Family Charitable Lead Annuity Trust.

(5)	Includes (a) 4,987 shares held by the W.H. Norris Trust, 4,987 shares held by the B.W. Norris Trust and 4,063 shares held by the L.C. Norris Trust, for each of which Mr. Norris is a trustee; and (b) 31,768 shares held by Mr. Norris’s minor children.

(6)	Includes (a) 197,249 shares held by the Jeffrey D. Storey Trust, 14,997 shares held by the Kasey Storey Revocable Trust and 14,997 shares held by the Kendra Storey Revocable Trust, for each of which Dr. Storey is a trustee; and (b) 4,863 shares held by the Kasey L. Storey Irrevocable Trust and 4,863 shares held by the Kendra S. Storey Irrevocable Trust, over which Dr. Storey has sole voting power only.

(7)	Includes 97,830 shares held by the R&B Thompson 2005 Family Trust, of which Mr. Thompson is a co-trustee.

(8)	Pursuant to information provided by Mr. Norris, Jr. on February 4, 2008, includes (a) 321,750 shares held by the John W. Norris, Jr. Trust A and 663,135 shares held by the Megan E. Norris Trust A, for each of which Mr. Norris, Jr. is a co-trustee (Mr. Norris, Jr. disclaims beneficial ownership of such shares); (b) 2,545,105 shares held by the Norris Family Limited Partnership, of which Mr. Norris, Jr. is General Partner; (c) 399,740 shares held by the Norris Living Trust; and (d) 40,000 shares held by The Cabin Foundation, of which Mr. Norris serves as President. Mr. Norris, Jr.’s address is 3831 Turtle Creek Blvd., Dallas, Texas 75219.

(9)	As reported by Barclays Global Investors, NA on a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2008, as of December 31, 2007 (a) Barclays Global Investors, NA, 45 Fremont St., San Francisco, CA 94105, had sole voting power with respect to 2,807,957 shares and sole dispositive power with respect to 3,216,012 shares; (b) Barclays Global Fund Advisors, 45 Fremont St., San Francisco, CA 94105, had sole voting power with respect to 684,458 shares and sole dispositive power with respect to 1,216,705 shares; (c) Barclays Global Investors, Ltd., Murray House, 1 Royal Mint Court, London, EC3N 4HH, had sole voting power with respect to 134,853 shares and sole dispositive power with respect to 236,295 shares; (d) Barclays Global Investors Japan Limited, Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan, had sole voting and dispositive power with respect to 76,747 shares; and (e) Barclays Global Investors Canada Limited, Brookfield Place, 161 Bay Street, Suite 2500, P.O. Box 614, Toronto, Canada, Ontario M5J 2S1, had sole voting and dispositive power with respect to 12,512 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in their ownership of our common stock. Securities and Exchange Commission regulations require our directors, executive officers and greater than 10% stockholders to furnish us with copies of these reports. Based solely upon a review of such reports and related information furnished to us, we believe that, during the 2007 fiscal year, each person who served as a director or executive officer of our company or held more than 10% of our common stock complied with the Section 16(a) filing requirements except as follows:

•	Each of Robert E. Schjerven, Harry A. Ashenhurst, Ph.D., Scott J. Boxer, Linda A. Goodspeed, William F. Stoll, Jr. and Douglas L. Young inadvertently failed to report one transaction involving the surrender of common stock to satisfy his or her tax withholding obligation in connection with the vesting of PSUs. Upon discovery of the oversight, each of the foregoing individuals promptly filed an amended Form 4 reporting the transaction;

•	Mark R. Hogan inadvertently filed his initial Form 3 ten days late;

•	William F. Stoll, Jr. inadvertently filed one Form 4 four days late reporting the sale of common stock received pursuant to the exercise of a SAR; and

•	Jeffrey D. Storey, M.D. inadvertently failed to report an aggregate of four gifts made to the trusts of his minor children in 2006. Upon discovery of the oversight, Dr. Storey included such transactions in his 2008 Form 5.

OTHER INFORMATION

Proxy Solicitation

We will pay for the cost of this proxy solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, facsimile, email or in person. They will not be paid for soliciting proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners of our common stock. Upon request, we will reimburse the brokerage houses and custodians for their reasonable expenses in so doing.

Multiple Stockholders Sharing the Same Address

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of our Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure helps reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate Proxy Cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our Investor Relations department by telephone at (972) 497-5000 or in writing at 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations.

If you participate in householding and wish to receive a separate copy of these documents, please contact our Investor Relations department as indicated above.

Stockholder Proposals for the 2009 Annual Meeting of Stockholders

Proposals for Inclusion in the Proxy Statement

If you wish to submit a proposal for possible inclusion in our 2009 proxy materials, we must receive your notice, in accordance with the rules of the Securities and Exchange Commission, on or before December 16, 2008. The proposal should be sent in writing to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Corporate Secretary.

Proposals to be Offered at an Annual Meeting

If you wish to introduce a proposal at the 2009 Annual Meeting of Stockholders but do not intend for your proposal to be considered for inclusion in our 2009 proxy materials, our Bylaws, as permitted by the rules of the Securities and Exchange Commission, require that you follow certain procedures. More specifically, you must give written notice to our Corporate Secretary of your intention to introduce a proposal. We must receive such notice at least 60 days but no more than 90 days prior to the Annual Meeting of Stockholders, or if we give less than 70 days’ notice of the Annual Meeting of Stockholders date, the notice must be received within 10 days following the date on which notice of the date of the Annual Meeting of Stockholders was mailed or such public disclosure was made to our stockholders. In the case of a special meeting of stockholders, we must receive notice of your intention to introduce a proposal within 10 days following the date on which notice of such meeting is first given to stockholders. Pursuant to our Bylaws, a stockholder’s notice must include certain information regarding the proposal and the stockholder making the proposal. Depending on the nature of the proposal, additional information may be required (see “Corporate Governance—Stockholder Nominations for Director”).

By Order of the Board of Directors,

William F. Stoll, Jr.
Corporate Secretary

Richardson, Texas
April 15, 2008

THIS PROXY WILL BE VOTED AS DIRECTED BELOW, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.
Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of the following nominees as Class I directors for a term expiring in 2011.

WITHHOLD
AUTHORITY
01	James J. Byrne	FOR	to vote for
02	John W. Norris, III	all nominees	all nominees
03	Paul W. Schmidt	listed	listed	EXCEPTIONS
		☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of KPMG LLP as Independent Registered Public Accounting Firm.	☐	☐	☐

3.	At the discretion of the named Proxies on any other matter that may properly come before the meeting or any adjournment thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the “Exceptions” box and write that nominee’s name in the space provided below.

I (We) plan to attend the Annual Meeting of Stockholders on May 15, 2008.	☐

Dated	, 2008

Signature

Signature
Please sign exactly as your name appears hereon. Executors, administrators, guardians, and others signing in a fiduciary capacity should indicate such capacity when signing. If shares are held jointly, each holder should sign. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
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Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
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Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

     If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

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<http://www.lennoxinternational.com>
by selecting Financial Reports & Proxy Statements from the Financials menu.

LENNOX INTERNATIONAL INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 15, 2008

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The signatory of this Proxy, by execution on the reverse side of this Proxy, hereby appoints and constitutes Richard L. Thompson and William F. Stoll, Jr., and each of them, with full power of substitution, with the powers the signatory of this Proxy would possess if personally present, to vote all shares of Lennox International Inc. Common Stock entitled to be voted by the signatory at the Annual Meeting of Stockholders to be held at 1:00 p.m., local time, on May 15, 2008, at the University of Texas at Dallas School of Management, southeast corner of Drive A and University Parkway, Richardson, Texas 75083, or at any reconvened meeting after any adjournment or postponement thereof, on the matters set forth on the reverse side in accordance with any directions given by the signatory and, in their discretion, on all other matters that may properly come before the Annual Meeting or any reconvened meeting after any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND IN THE NAMED PROXIES’ DISCRETION ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.
(Important — please sign and date on the reverse side and return promptly)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
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